UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

 the Securities Exchange Act of 1934 (Amendment No. _____)

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☒	Definitive Proxy Statement.

☐	Definitive Additional Materials.

☐	Soliciting Material Pursuant to §240.14a-12.

Hovnanian Enterprises, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

HOVNANIAN ENTERPRISES, INC.
110 West Front Street, P.O. Box 500, Red Bank, N.J. 07701 (732) 747-7800

January 26, 2015

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders, which will be held on Tuesday, March 10, 2015, at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017. The meeting will start promptly at 10:30 a.m., Eastern Time.

In accordance with the Securities and Exchange Commission’s rule allowing companies to furnish proxy materials to their shareholders over the Internet, the Company is primarily furnishing proxy materials to our shareholders of Class A Common Stock and registered shareholders of Class B Common Stock on the Internet, rather than mailing paper copies of the materials (including our Annual Report to Shareholders for fiscal 2014) to each of those shareholders. We believe that this e-proxy process will expedite our shareholders’ receipt of proxy materials, lower costs and reduce the environmental impact of our Annual Meeting. If you received only a Notice Regarding the Availability of Proxy Materials (the “Notice”) by mail or electronic mail, you will not receive a paper copy of the proxy materials unless you request one. Instead, the Notice will instruct you as to how you may access and review the proxy materials on the Internet. The Notice will also instruct you as to how you may access your proxy card to vote over the Internet, by telephone or by mail. If you received a Notice by mail or electronic mail and would like to receive a paper copy of our proxy materials, free of charge, please follow the instructions included in the Notice.

We anticipate that the Notice will first be mailed to our shareholders on or about January 26, 2015, and will be sent by electronic mail to our shareholders who have opted for such means of delivery on or about January 26, 2015. All shareholders of record of Class B Common Stock who hold in nominee name have been sent a full set of proxy materials, including a proxy card.

Attached to this letter are a Notice of Annual Meeting of Shareholders and Proxy Statement, which describe the business to be conducted at the meeting. We will also report on matters of current interest to our shareholders.

It is important that your shares be represented and voted at the meeting. Therefore, we urge you to complete, sign, date and return the enclosed proxy card or, if applicable, register your vote via the Internet or by telephone according to the instructions on the proxy card. If you attend the meeting, you may still choose to vote your shares personally even though you have previously designated a proxy.

We sincerely hope you will be able to attend and participate in the Company’s 2015 Annual Meeting. We welcome the opportunity to meet with many of you and give you a firsthand report on the progress of your Company.

Sincerely yours,

Ara K. Hovnanian Chairman of the Board

PROXY VOTING METHODS

If at the close of business on January 9, 2015, you were a shareholder of record or held shares through a broker or bank, you may vote your shares as described below or you may vote in person at the Annual Meeting. To reduce our administrative and postage costs, we would appreciate if shareholders of Class A Common Stock and registered shareholders of Class B Common Stock would please vote through the Internet or by telephone, both of which are available 24 hours a day. You may revoke your proxies at the times and in the manners described on page 1 of the Proxy Statement. If you are a shareholder of record or hold shares through a broker or bank and are voting by proxy, your vote must be received by 11:59 p.m. (Eastern Time) on March 9, 2015 to be counted unless otherwise noted below.

To vote by proxy:

Shareholders of Class A Common Stock and Shareholders of Class B Common Stock:

BY INTERNET

●	Go to the website at www.proxyvote.com and follow the instructions, 24 hours a day, seven days a week.

●	You will need the 12-digit Control Number included on your Notice Regarding the Availability of Proxy Materials to obtain your records and to create an electronic voting instruction form.

BY TELEPHONE

●	From a touch-tone telephone, dial (800) 690-6903 and follow the recorded instructions, 24 hours a day, seven days a week.

●	You will need the 12-digit Control Number included on your Notice Regarding the Availability of Proxy Materials in order to vote by telephone.

BY MAIL

●	Request a proxy card from us by following the instructions on your Notice Regarding the Availability of Proxy Materials.

●	When you receive the proxy card, mark your selections on the proxy card.

●	Date and sign your name exactly as it appears on your proxy card.

●	Mail the proxy card in the postage-paid envelope that will be provided to you.

●	Mailed proxy cards must be received no later than March 9, 2015 to be counted for the Annual Meeting.

Shareholders of Record of Class B Common Stock held in Nominee Name:

●

Shares of Class B Common Stock held in nominee name will be entitled to ten votes per share only if the beneficial owner voting instruction card and the nominee proxy card relating to such shares are properly completed, mailed and received not less than three nor more than 20 business days prior to March 10, 2015.

YOUR VOTE IS IMPORTANT — THANK YOU FOR VOTING

HOVNANIAN ENTERPRISES, INC.

 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Hovnanian Enterprises, Inc. will be held on Tuesday, March 10, 2015, at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 at 10:30 a.m. for the following matters:

1.

The election of directors of the Company for the ensuing year, to serve until the next Annual Meeting of Shareholders of the Company, and until their respective successors may be elected and qualified;

2.	The ratification of the selection of Deloitte & Touche LLP, an independent registered public accounting firm, to examine the financial statements of the Company for the year ending October 31, 2015;

3.	To approve, in a non-binding, voluntary advisory vote, the compensation of the Company’s named executive officers; and

4.	The transaction of such other business as may properly come before the meeting and any adjournment thereof.

The Board of Directors recommends that you vote FOR each of the nominees listed in proposal 1, FOR proposal 2 and FOR proposal 3.

Only shareholders of record at the close of business on January 9, 2015 are entitled to notice of, and to vote at, the Annual Meeting. Accompanying this Notice of Annual Meeting of Shareholders is a proxy statement, proxy card(s) and the Company’s Annual Report for the fiscal year ended October 31, 2014.

To ensure your shares are voted, you may vote your shares over the Internet, by telephone, or by requesting a paper proxy card to complete, sign and return by mail. Shares of Class B Common Stock held in nominee name will be entitled to ten votes per share only if the beneficial owner voting instruction card and the nominee proxy card relating to such shares are properly completed, mailed and received not less than three nor more than 20 business days prior to March 10, 2015. These voting procedures are described on the preceding page and on the proxy card.

All shareholders are urged to attend the meeting in person or by proxy. Shareholders who do not expect to attend the meeting are requested to complete, sign and date the enclosed proxy card and return it promptly, or, if applicable, to register their vote via the Internet or by telephone according to the instructions on the preceding page and the proxy card.

By order of the Board of Directors,

MICHAEL DISCAFANI Secretary

January 26, 2015

If you are a shareholder of record and you plan to attend the Annual Meeting, please mark the appropriate box on your proxy card or, if applicable, so indicate when designating a proxy via the Internet or by telephone. If your shares are held by a bank, broker or other intermediary and you plan to attend, please send written notice to Hovnanian Enterprises, Inc., 110 West Front Street, P.O. Box 500, Red Bank, New Jersey 07701, Attention: Michael Discafani, Secretary, and enclose evidence of your ownership (such as a letter from the bank, broker or other intermediary confirming your ownership or a bank or brokerage firm account statement). The names of all those planning to attend will be placed on an admission list held at the registration desk at the entrance to the meeting. In order to be admitted to the Annual Meeting, you will need a form of personal identification (such as a driver’s license) along with your Notice, proxy card or proof of Common Stock ownership. If your shares are held beneficially in the name of a bank, broker or other holder of record and you wish to be admitted to the Annual Meeting of Shareholders, you must present proof of your ownership of our Common Stock, such as a bank or brokerage account statement. If you do not plan to attend the Annual Meeting, please designate a proxy by mail or, if applicable, via the Internet or by telephone. If you choose to vote by mail, please complete, sign and date the enclosed proxy card and return it promptly so that your shares will be voted. If you have received a hard copy of the proxy materials, the enclosed envelope requires no postage if mailed in the United States.

TABLE OF CONTENTS

Page

GENERAL	1
VOTING RIGHTS AND SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	2
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	4
PROPOSAL 1 — ELECTION OF DIRECTORS	5
MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS	8
PROPOSAL 2 — RATIFICATION OF THE SELECTION OF AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	10
PROPOSAL 3 — VOLUNTARY ADVISORY VOTE ON EXECUTIVE COMPENSATION	10
THE COMPENSATION COMMITTEE	12
COMPENSATION DISCUSSION AND ANALYSIS	14
Executive Summary	14
Compensation Philosophy and Objectives	18
Fiscal 2014 Compensation Elements and Compensation Mix	21
Details of Compensation Elements	22
Actions for Fiscal 2015	33
Tax Deductibility and Accounting Implications	34
Timing and Pricing of Stock Options and MSUs	34
Stock Ownership Guidelines	34
EXECUTIVE COMPENSATION	35
Summary Compensation Table	35
Grants of Plan-Based Awards in Fiscal 2014	39
Outstanding Equity Awards at Fiscal 2014 Year-End	43
Option Exercises and Stock Vested in Fiscal 2014	47
Nonqualified Deferred Compensation for Fiscal 2014	48
Potential Payments Upon Termination or Change-in-Control Table	50
NON-EMPLOYEE DIRECTOR COMPENSATION	53
THE AUDIT COMMITTEE	58
THE AUDIT COMMITTEE REPORT	59
FEES PAID TO PRINCIPAL ACCOUNTANT	59
PRINCIPAL ACCOUNTANT INDEPENDENCE	60
CORPORATE GOVERNANCE	60
OVERSIGHT OF RISK MANAGEMENT	61
LEADERSHIP STRUCTURE	62
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	62
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MARCH 10, 2015	64
GENERAL	64
SHAREHOLDER PROPOSALS FOR THE 2016 ANNUAL MEETING	65

HOVNANIAN ENTERPRISES, INC.

110 WEST FRONT STREET

P.O. BOX 500

RED BANK, NEW JERSEY 07701

PROXY STATEMENT

GENERAL

The accompanying proxy is solicited on behalf of the Board of Directors of Hovnanian Enterprises, Inc. (the “Company”, “we”, “us” or “our”) for use at the Annual Meeting of Shareholders referred to in the foregoing Notice and at any adjournment thereof.

Shares represented by properly executed proxies that are received or executed in time and not revoked will be voted in accordance with the specifications thereon. If no specifications are made in an executed proxy, the persons named in the accompanying proxy card(s) will vote the shares represented by such proxies for the Board of Directors’ slate of directors, for the ratification of the selection of Deloitte & Touche LLP, an independent registered public accounting firm, to examine the financial statements of the Company for the fiscal year ending October 31, 2015 and for the approval, in a non-binding, voluntary advisory vote, of the compensation of the Company's named executive officers and on any other matters as recommended by the Board of Directors, unless contrary instructions are given.

Any person may revoke a previously designated proxy before it is exercised. If you voted by Internet, telephone or mail and are a shareholder of record, you may change your vote and revoke your proxy by (1) delivering written notice of revocation to Michael Discafani, Secretary, provided such statement is received no later than March 9, 2015, (2) voting again by Internet or telephone at a later time before the closing of voting facilities at 11:59 p.m. (Eastern Time) on March 9, 2015, (3) submitting a properly signed proxy card with a later date that is received no later than March 9, 2015 or (4) revoking your proxy and voting in person at the 2015 Annual Meeting. If you hold your shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy in person at the 2015 Annual Meeting if you obtain a signed proxy from the record holder (broker or other nominee) giving you the right to vote the shares. Please note that attendance at the 2015 Annual Meeting will not by itself revoke a proxy.

We will bear the costs of soliciting proxies from the holders of our Class A Common Stock and Class B Common Stock (collectively, “Common Stock”). We are initially soliciting these proxies by mail and electronic mail, but solicitation may be made by our directors, officers and selected other employees telephonically, electronically or by other means of communication. Directors, officers and employees who help us in the solicitation will not be specially compensated for those services, but they may be reimbursed for their out-of-pocket expenses incurred in connection with the solicitation. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable out-of-pocket expenses incurred in sending proxy materials to beneficial owners.

VOTING RIGHTS AND SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Board of Directors has set January 9, 2015 as the record date for the 2015 Annual Meeting of Shareholders. As of the close of business on the record date, the outstanding voting securities of the Company consisted of 131,417,519 shares of Class A Common Stock, each share entitling the holder thereof to one vote, and 14,983,719 shares of Class B Common Stock, each share entitling the holder thereof to ten votes if specified ownership criteria have been met. Other than as set forth in the table below, there are no persons known to the Company to be the beneficial owners of shares representing more than 5% of either the Company’s Class A Common Stock or Class B Common Stock, which represent the classes of the Company’s voting stock.

The following table sets forth as of January 9, 2015, (1) the Class A Common Stock and Class B Common Stock of the Company beneficially owned by holders of more than 5% of either the Class A Common Stock or the Class B Common Stock of the Company and (2) the Class A Common Stock, Class B Common Stock and Depositary Shares of the Company beneficially owned by each Director, each nominee for Director, each executive officer named in the tables set forth under “Executive Compensation” below and all Directors and executive officers as a group.

	Class A Common Stock (1)		Class B Common Stock (1)		Depositary Shares (1) (3)
	Amount and Nature of Beneficial Ownership	Percent of Class (2)	Amount and Nature of Beneficial Ownership	Percent of Class (2)	Amount and Nature of Beneficial Ownership	Percent of Class (2)
Directors, Nominees for Director, Named Executive Officers and Directors and Executive Officers as a Group
Ara K. Hovnanian (4)	3,782,392	2.88%	3,161,256	18.92%	—	—
Robert B. Coutts	164,988	0.13%	—	—	—	—
Edward A. Kangas	266,906	0.20%	—	—	—	—
Joseph A. Marengi	143,851	0.11%	—	—	—	—
Brad G. O’Connor	109,312	0.08%	—	—	—	—
Vincent Pagano Jr.	53,956	0.04%	—	—	—	—
Thomas J. Pellerito	1,331,114	1.01%	—	—	—	—
J. Larry Sorsby	824,832	0.63%	—	—	—	—
David G. Valiaveedan (5)	82,665	0.06%	—	—	2,000	0.04%
Stephen D. Weinroth	295,248	0.22%	4,500	0.03%	—	—
All Directors and executive officers as a group (10 persons)	14,182,656	10.68%	10,304,402	61.67%	2,000	0.04%

Holders of More Than 5%
Estate of Kevork S. Hovnanian (6)	6,596,543	5.02%	3,255,251	21.73%	—	—
Peter S. Reinhart as Trustee of the Sirwart Hovnanian 1994 Marital Trust (7)	—	—	5,210,091	34.77%	—	—
Hovnanian Family 2012 L.L.C. (8)	970,849	0.74%	3,883,395	25.92%	—	—

(1)

The figures in the table with respect to Class A Common Stock do not include the shares of Class B Common Stock beneficially owned by the specified persons. Shares of Class B Common Stock are convertible at any time on a share-for-share basis to Class A Common Stock. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, which generally attributes ownership to persons who have or share voting or investment power with respect to the relevant securities. Shares of Common Stock that may be acquired within 60 days upon exercise of outstanding stock options are deemed to be beneficially owned. Securities not outstanding, but included in the beneficial ownership of each such person, are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person. Except as indicated in these footnotes, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all securities shown as beneficially owned by them. Shares of Class A Common Stock subject to options currently exercisable or exercisable within 60 days of January 9, 2015, whether or not in-the-money, include the following: A. Hovnanian (0), R. Coutts (67,900), E. Kangas (106,700), J. Marengi (67,900), B. O’Connor (63,000), V. Pagano (13,072), T. Pellerito (260,000), J. Sorsby (547,500), D. Valiaveedan (38,440), S. Weinroth (168,273), and all Directors and executive officers as a group (1,332,785). Shares of Class B Common Stock subject to options currently exercisable or exercisable within 60 days of January 9, 2015, whether or not in-the-money, include the following: A. Hovnanian (1,725,000).

On July 29, 2008, the Company’s Board of Directors declared a dividend of one Preferred Stock Purchase Right for each outstanding share of Class A Common Stock and Class B Common Stock. The dividend was paid to stockholders of record on August 15, 2008. Subject to the terms, provisions and conditions of the Rights Plan, if the Preferred Stock Purchase Rights become exercisable, each Preferred Stock Purchase Right would initially represent the right to purchase from the Company 1/10,000th of a share of Series B Junior Preferred Stock for a purchase price of $35.00 per share. However, prior to exercise, a Preferred Stock Purchase Right does not give its holder any rights as a stockholder, including without limitation, any dividend, voting or liquidation rights.

(2)

Based upon the number of shares outstanding plus options currently exercisable or exercisable within 60 days of January 9, 2015, held by the applicable Director, nominee, executive officer, group or other holder.

(3)	Each Depositary Share represents 1/1,000th of a share of 7.625% Series A Preferred Stock.

(4)

Includes 372,116 shares of Class A Common Stock and 431,394 shares of Class B Common Stock held in family-related trusts as to which Ara K. Hovnanian has shared voting power and shared investment power and 37,374 shares of Class A Common Stock and 195,274 shares of Class B Common Stock held by Mr. Hovnanian’s wife and children. Ara K. Hovnanian disclaims beneficial ownership of such shares, except to the extent of his potential pecuniary interest in such other accounts and trusts.  Of the shares of Class A Common Stock beneficially held by Mr. Hovnanian, 1,995,397 shares have been pledged as collateral for a loan with Deutsche Bank, and 1,377,505 shares have been pledged as collateral for a loan with Morgan Stanley, both of which loans remain outstanding.

(5)	Includes 8,785 shares of Class A Common Stock that are held jointly with Mr. Valiaveedan’s spouse. Mr. Valiaveedan and his spouse share voting and investment power with respect to such shares.

(6)

Includes 6,156,543 shares of Class A Common Stock and 3,255,251 shares of Class B Common Stock held by the Executors of the Estate of Kevork S. Hovnanian, deceased (the “Estate of Kevork S. Hovnanian”). Ara K. Hovnanian is special purpose Executor with respect to investments in the Company and, accordingly, the shares held by the Estate of Kevork S. Hovnanian are included in “All Directors and executive officers as a group,” but such shares are not also included in Mr. Hovnanian’s separate figures of beneficial ownership. Also includes 440,000 shares of Class A Common Stock held in the name of Sirwart Hovnanian, wife of the Company’s deceased Chairman Kevork S. Hovnanian. The business address of each of the Executors is 110 West Front Street, P.O. Box 500, Red Bank, New Jersey 07701.

(7)

Includes 4,833,826 shares of Class B Common Stock held by the Kevork S. Hovnanian Family Limited Partnership, a Connecticut limited partnership (the “Limited Partnership”). Peter S. Reinhart, as trustee of the Sirwart Hovnanian 1994 Marital Trust (the “Marital Trust”), is the managing general partner of the Limited Partnership and, as such, has the sole power to vote and dispose of the shares of Class B Common Stock held by the Limited Partnership, as well as the 376,265 shares of Class B Common Stock held directly by the Marital Trust. Mr. Reinhart disclaims beneficial ownership of the shares held by the Limited Partnership and the Marital Trust. Mr. Reinhart's business address is 110 West Front Street, P.O. Box 500, Red Bank, New Jersey 07701.

(8)

Represents 970,849 shares of Class A Common Stock and 3,883,395 shares of Class B Common Stock held by the Hovnanian Family 2012 L.L.C. (the “2012 LLC”).  Ara K. Hovnanian is the special purpose manager with respect to investments in the Company and, accordingly, the shares held by the 2012 LLC are included in “All Directors and executive officers as a group,” but such shares are not also included in Mr. Hovnanian’s separate figure of beneficial ownership. The business address of the 2012 LLC is 110 West Front Street, P.O. Box 500, Red Bank, New Jersey 07701.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company’s officers, directors, persons who beneficially own more than 10% of a registered class of the Company’s equity securities and certain entities associated with the foregoing (“Reporting Persons”) to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the “SEC”). These Reporting Persons are required by SEC rules to furnish the Company with copies of all Forms 3, 4 and 5, and amendments thereto, that they file with the SEC.

Based solely on the Company’s review of copies of the forms and amendments of forms it has received and written representations from the Company’s officers and directors, the Company believes that, with respect to the fiscal year ended October 31, 2014, all the Reporting Persons complied with all applicable filing requirements.

PROPOSAL 1  —  ELECTION OF DIRECTORS

The Company’s Restated By-laws provide that the Board of Directors shall consist of up to eleven Directors who shall be elected annually by the shareholders. The Company’s Restated Certificate of Incorporation (“Certificate of Incorporation”) requires that, at any time when any shares of Class B Common Stock are outstanding, one-third of the Directors shall be independent, as defined therein.

Under the rules of the New York Stock Exchange (the “NYSE”), listed companies of which more than 50% of the voting power for the election of directors is held by an individual, group or other entity are not required to have a majority of independent directors, as defined by NYSE rules, or to comply with certain other requirements. Because Mr. A. Hovnanian, the Estate of Kevork S. Hovnanian, the Limited Partnership and the 2012 LLC established for members of his family and family trusts hold more than 50% of the voting power of the Company, the Company is a controlled company within the meaning of the rules of the NYSE.  However, the Company does not avail itself of any of the exemptions afforded to controlled companies under the NYSE rules. This may change in the future at the Company’s discretion.

The Board of Directors has determined that a Board of Directors consisting of the seven nominees listed below is the best composition in order to satisfy both the independence requirements of the Company’s Certificate of Incorporation as well as the rules of the NYSE.  The Board of Directors has also determined that Messrs. Coutts, Kangas, Marengi, Pagano and Weinroth are independent as defined under the Company’s Certificate of Incorporation and the NYSE rules.  The Company’s Certificate of Incorporation may be found on the Company’s website at www.khov.com under the Investor Relations tab, “SEC Filings/Current Reports/03-15-13.”

The following individuals have been recommended to the Board of Directors by the Corporate Governance and Nominating Committee and approved by the Board of Directors to serve as Directors of the Company to hold office until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified.

In the event that any of the nominees for Director should become unavailable to serve as a Director, it is intended that the shares represented by proxies will be voted for such substitute nominees as may be nominated by the Board of Directors, unless the number of Directors constituting a full Board of Directors is reduced. The Company has no reason to believe, however, that any of the nominees is, or will be, unavailable to serve as a Director. Proxies cannot be voted for a greater number of persons than the number of nominees shown below.

Board of Directors

Name	Age	Company Affiliation	Year First Became a Director
Ara K. Hovnanian	57	President, Chief Executive Officer, Chairman of the Board & Director	1981
Robert B. Coutts	64	Director	2006
Edward A. Kangas	70	Director	2002
Joseph A. Marengi	61	Director	2006
Vincent Pagano Jr.	64	Director	2013
J. Larry Sorsby	59	Executive Vice President, Chief Financial Officer & Director	1997
Stephen D. Weinroth	76	Director	1982

Board of Directors — Composition

The Board of Directors seeks to ensure that the Board of Directors is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow the Board of Directors to satisfy its oversight responsibilities effectively. As discussed below under “Corporate Governance and Nominating Committee” beginning on page 9, a slate of Directors to be nominated for election at the annual shareholders’ meeting each year is approved by the Board of Directors after recommendation by the Corporate Governance and Nominating Committee. In the case of a vacancy on the Board of Directors (other than one resulting from removal by shareholders), the Corporate Governance and Nominating Committee will identify individuals believed to be qualified candidates to serve on the Board of Directors and shall review the candidates who have met those qualifications with the Company’s Chairman who will determine if the candidate is eligible for recommendation by the Corporate Governance and Nominating Committee to the full Board of Directors. The Board of Directors will then approve a director nominee to fill the vacancy on the Board of Directors.  In identifying candidates for Director, the Corporate Governance and Nominating Committee, the Chairman and the Board of Directors take into account (1) the comments and recommendations of members of the Board of Directors regarding the qualifications and effectiveness of the existing Board of Directors or additional qualifications that may be required when selecting new board members that may be made in connection with the self-examinations described below under “Corporate Governance and Nominating Committee” beginning on page 9, (2) the requisite expertise and sufficiently diverse backgrounds of the Board of Directors’ overall membership composition, (3) the independence of outside Directors and other possible conflicts of interest of existing and potential members of the Board of Directors and (4) all other factors such bodies and persons consider appropriate. Although the Company has no formal policy regarding diversity, the Corporate Governance and Nominating Committee and the Board of Directors include diversity as one of several criteria that they consider in connection with selecting candidates for the Board of Directors. The Board of Directors seeks to ensure that it is composed of members whose particular background, expertise, qualifications, attributes and skills, when taken together, allow the Board of Directors to satisfy its oversight responsibilities effectively.

When considering whether directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Corporate Governance and Nominating Committee and the Board of Directors focused primarily on the information discussed in each of the Directors’ individual biographies set forth below on pages 6 to 7. In particular, with regard to:

●

Mr. Coutts, the Corporate Governance and Nominating Committee and the Board of Directors considered his strong background in the manufacturing sector, believing that his experience with a large multinational corporation engaged in the manufacture of complicated products is invaluable in evaluating the multiple integrated processes in the homebuilding business and also valuable in performance management and other aspects of the Company.

●

Mr. Kangas, the Corporate Governance and Nominating Committee and the Board of Directors considered his significant experience, expertise and background with regard to accounting matters, including the broad perspective brought by his experience in consulting to clients in many diverse industries.

●

Mr. Marengi, the Corporate Governance and Nominating Committee and the Board of Directors considered his strong background in the technology sector, because new technologies and their cost and benefit analyses are important factors in the success of the Company.

●

Mr. Pagano, the Corporate Governance and Nominating Committee and the Board of Directors considered his significant experience, expertise and background with regard to legal and capital markets matters, including the broad perspective brought by his experience in advising clients in the homebuilding industry and many other diverse industries.

●

Mr. Weinroth, the Corporate Governance and Nominating Committee and the Board of Directors considered his many years of experience in the investment banking field, which experiences are particularly valuable to the Company as it continues to evaluate its debt profile and capital structure and various financing and refinancing alternatives.

●

Mr. Hovnanian, our Chief Executive Officer and Chairman of the Board, the Corporate Governance and Nominating Committee and the Board of Directors considered his more than thirty years of experience with the Company.

●	Mr. Sorsby, our Chief Financial Officer, the Corporate Governance and Nominating Committee and the Board of Directors considered his more than twenty years of experience with the Company.

Board of Directors — Nominees’ Biographies

Mr. Hovnanian has been Chief Executive Officer since July 1997 after being appointed President in 1988 and Executive Vice President in 1983. Mr. Hovnanian joined the Company in 1979 and has been a Director of the Company since 1981 and was Vice Chairman from 1998 through November 2009. In November 2009, he was elected Chairman of the Board following the death of Kevork S. Hovnanian, the chairman and founder of the Company and the father of Mr. Hovnanian.

Mr. Coutts retired from the position of Executive Vice President of Lockheed Martin Corporation (NYSE), which he held from 2000 to 2008. Mr. Coutts was President and Chief Operating Officer of the former Electronics Sector of Lockheed Martin. He was elected an officer by the Board of Directors of Lockheed Martin in December 1996. Mr. Coutts held management positions with General Electric Corporation (NYSE) from 1972 to 1993, and was with GE Aerospace when it became part of Lockheed Martin in 1993. Mr. Coutts is the retired Chairman of Sandia Corporation, a subsidiary of Lockheed Martin Corporation, and is on the Board of Directors of Stanley Black and Decker (NYSE), as well as the Pall Corporation (NYSE). Mr. Coutts is a member of the Board of Overseers, College of Engineering, Tufts University and is a Member of the Chapter of the National Cathedral. He was elected as a Director of Hovnanian Enterprises, Inc. in March 2006 and is a member of the Company’s Audit Committee and Compensation Committee.

Mr. Kangas was the Global Chairman and Chief Executive Officer of Deloitte from December 1989 to May 2000, when he retired. He also serves on the Boards of Directors of United Technologies Corp. (NYSE), Tenet Healthcare Corporation, Inc. (NYSE), Intuit, Inc. (NASDAQ) and Intelsat (NYSE). He was on the Board of Directors of AllScripts, Inc. (NASDAQ) (and, prior to its merger with AllScripts, Inc., Eclipsys Corporation (NASDAQ)) from 2004 to 2012. Mr. Kangas is a former Chairman of the Board of the National Multiple Sclerosis Society. Mr. Kangas was elected as a Director of Hovnanian Enterprises, Inc. in September 2002, is Chairman of the Company’s Audit Committee and a member of the Company’s Compensation Committee and Corporate Governance and Nominating Committee.

Mr. Marengi, from July 2007 to March 2012, served as a Venture Partner for Austin Ventures. Prior to that date, Mr. Marengi served as senior vice president for the Commercial Business Group of Dell Inc. (NASDAQ). In this role, Mr. Marengi was responsible for the Dell units serving medium business, large corporate, government, education and healthcare customers in the United States. Mr. Marengi joined Dell in July 1997 from Novell Inc. (NASDAQ), where he was president and chief operating officer. He joined Novell in 1989 and moved through successive promotions to become executive vice president of worldwide sales and field operations. Mr. Marengi also served on the Boards of Directors of Quantum Corporation (NYSE) from 2008 to 2013 and of Entorian Technologies, Inc. (formerly, the OTC Markets) from 2008 to 2012. Mr. Marengi was elected to the Board of Directors of Hovnanian Enterprises, Inc. in March 2006 and is a member of the Company’s Compensation Committee and Corporate Governance and Nominating Committee.

Mr. Pagano was a partner at the law firm of Simpson Thacher & Bartlett LLP until his retirement at the end of 2012. He was the head of the firm’s capital markets practice from 1999 to 2012, and, before that, administrative partner of the firm from 1996 to 1999. He was a member of the firm’s executive committee during nearly all of the 1996 - 2012 period. He also serves on the Boards of Directors of Cheniere Energy Partners GP, LLC, the general partner of Cheniere Energy Partners (NYSE MKT) and L-3 Communications Holdings, Inc. (NYSE). Mr. Pagano serves on the Engineering Advisory Council of Lehigh University. Mr. Pagano was elected to the Board of Directors of Hovnanian Enterprises, Inc. in March 2013 and is the Chairman of the Company’s Corporate Governance and Nominating Committee and is a member of the Company’s Audit Committee.

Mr. Sorsby has been Chief Financial Officer of Hovnanian Enterprises, Inc. since 1996, and Executive Vice President since November 2000. Mr. Sorsby was also Senior Vice President from March 1991 to November 2000 and was elected as a Director of the Company in 1997. He is Chairman of the Board of Visitors for Urology at The Children’s Hospital of Philadelphia (“CHOP”) and also serves on the Foundation Board of Overseers at CHOP.

Mr. Weinroth was from 2003 to mid-2008 a Managing Member of Hudson Capital Advisors, LLC and since then he has been an advisor to Coral Reef Capital Partners, a successor firm to some of the Hudson Capital employees. He is Chairman of the Board (Emeritus) of Core Laboratories, N.V. (NYSE), a global oil field service company, where he had previously been Chairman from 1994 through 2001. From 1989 to 2003, he served as Co-Chairman and head of the Investment Committee of First Britannia Mezzanine, N.V., a European private investment firm. He is presently Chairman of the Central Asia Education Foundation, a successor to the Central Asian-American Enterprise Fund, to which he was appointed by the President of the United States. Mr. Weinroth has been Chairman of four NYSE-listed companies and Chief Executive of three of them. He is also a Trustee and the immediate past Chairman of The Joyce Theatre Foundation, Inc., and Vice Chairman and a Trustee of the Paul Taylor Dance Foundation as well as a Board member of the Flea Theater. Mr. Weinroth has been a Director of Hovnanian Enterprises, Inc. since 1982, is Chairman of the Company's Compensation Committee and is a member of its Audit Committee.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

During the year ended October 31, 2014, the Board of Directors held four regularly scheduled meetings and two telephonic meetings. In addition, Directors considered Company matters and had communications with the Chairman of the Board of Directors and others outside of formal meetings. During the fiscal year ended October 31, 2014, each Director attended 100% of the meetings of the Board of Directors and at least 99% of the meetings of its Committees on which such Director served. The Company’s Corporate Governance Guidelines (“Guidelines”) provide that directors are expected to attend the Annual Meeting of Shareholders. All of the members of the Board of Directors attended the Annual Meeting of Shareholders held on March 11, 2014.

Audit Committee

The members of the Audit Committee of the Board of Directors are Messrs. Kangas, Coutts, Pagano and Weinroth. The Board of Directors has determined that all of the members of the Audit Committee meet the standards for independence in our Certificate of Incorporation, which is available on our website at www.khov.com under the Investor Relations tab, “SEC Filings/Current Reports/03-15-13,” and the independence requirements mandated by the NYSE listing standards. During the fiscal year ended October 31, 2014, the Audit Committee met on four occasions and held eight telephonic meetings.

The Audit Committee is currently chaired by Mr. Kangas and is responsible for reviewing and approving the scope of the annual audit undertaken by the Company’s independent registered public accounting firm and meeting with them to review the results of their work as well as their recommendations. The Audit Committee selects the Company’s independent registered public accounting firm and also approves and reviews their fees. The duties and responsibilities of the Audit Committee are set forth in its charter, which is available at www.khov.com under “Investor Relations/Corporate Governance.” The Audit Committee also authorizes staffing and compensation of the Internal Audit Department. The Vice President of Internal Audit for the Company reports directly to the Audit Committee on, among other things, the Company’s compliance with certain Company procedures which are designed to enhance management’s understanding of operating issues and the results of the Audit Department’s annual audits of the various aspects of the Company’s business. For additional information related to the Audit Committee, see “The Audit Committee” below.

Compensation Committee

The Company has a Compensation Committee, although it is not required to have such a committee because it is a controlled company under the rules of the NYSE. The members of the Compensation Committee of the Board of Directors are Messrs. Weinroth, Coutts, Kangas and Marengi. The Board of Directors has determined that all of the members of the Compensation Committee meet the standards for independence in our Certificate of Incorporation and the independence requirements mandated by the rules of the NYSE and SEC. In addition, all members of the Compensation Committee qualify as “Non-Employee Directors” for purposes of Rule 16b-3 under the Exchange Act, and as “outside directors” for purposes of Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”). The duties and responsibilities of the Compensation Committee are set forth in its charter, which is available at www.khov.com under “Investor Relations/Corporate Governance.” During the fiscal year ended October 31, 2014, the Compensation Committee met on four occasions and held no telephonic meetings.

The Compensation Committee is currently chaired by Mr. Weinroth and is responsible for reviewing salaries, bonuses and other forms of executive compensation for the Company’s senior executives, key management employees and non-employee Directors, and is active in other compensation and personnel areas as the Board of Directors from time to time may request.  For a discussion of the criteria used and factors considered by the Compensation Committee in reviewing and determining executive compensation, see “The Compensation Committee” and “Compensation Discussion and Analysis” below.

Corporate Governance and Nominating Committee

The Company has a Corporate Governance and Nominating Committee, although the Company is not required to have such committee because it is a controlled company under the rules of the NYSE. The members of the Corporate Governance and Nominating Committee of the Board of Directors are Messrs. Pagano, Kangas and Marengi. The Board of Directors has determined that all of the members of the Corporate Governance and Nominating Committee meet the standards for independence in our Certificate of Incorporation and the independence requirements mandated by the NYSE listing standards. During the fiscal year ended October 31, 2014, the Corporate Governance and Nominating Committee met on three occasions and held no telephonic meetings.

The Corporate Governance and Nominating Committee is currently chaired by Mr. Pagano. The Corporate Governance and Nominating Committee is responsible for corporate governance matters, reviewing and recommending nominees for the Board of Directors, succession planning and other Board-related policies. The Corporate Governance and Nominating Committee also oversees the annual performance evaluation of the Board of Directors and its Committees, the Board of Directors’ periodic review of the Guidelines and compliance with the Company’s Related Person Transaction Policy.

The Guidelines require that each Director prepares annually an assessment of each Board committee on which such Director serves as well as of the full Board of Directors as to the effectiveness of each committee and the full Board of Directors and any recommendations for improvement.  The duties and responsibilities of the Corporate Governance and Nominating Committee are set forth in its charter, which is available at www.khov.com under “Investor Relations/Corporate Governance,” and the Guidelines are available at the same website address under “Investor Relations/Corporate Governance/Guidelines.”

In conducting its nomination function, among other factors, the Corporate Governance and Nominating Committee generally considers the size of the Board of Directors best suited to fulfill its responsibilities, the Board of Directors’ overall membership composition to ensure the Board of Directors has the requisite expertise and consists of persons with sufficiently diverse backgrounds, the independence of outside directors and other possible conflicts of interest of existing and potential members of the Board of Directors as more fully described under “Election of Directors – Board of Directors – Composition” above.

The Company does not have a specific policy regarding shareholder nominations of potential directors to the Board of Directors, other than through the process described under “Shareholder Proposals for the 2016 Annual Meeting” below.  The Corporate Governance and Nominating Committee will consider director candidates recommended by shareholders in the same manner as it considers candidates recommended by others. Possible nominees to the Board of Directors may be suggested by any Director and given to the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee may seek potential nominees and engage search consultants to assist it in identifying potential nominees. The Corporate Governance and Nominating Committee’s charter contains a provision affirming its belief that diversity is an important factor to consider in evaluating potential nominees. The Corporate Governance and Nominating Committee recommends to the Board of Directors a slate of nominees for the Board of Directors for inclusion in the matters to be voted upon at each Annual Meeting. The Company’s Restated By-laws provide that Directors need not be shareholders. Vacancies on the Board of Directors, other than those resulting from removal by shareholders, may be filled by action of the Board of Directors.

As of the 120th calendar day prior to January 27, 2015, the Board of Directors had not received any recommendation for the nomination of a candidate to the Board of Directors by any shareholder or group of shareholders that at such time held more than 5% of the Company’s voting stock for at least one year.

VOTE REQUIRED

The election of the nominees to the Company’s Board of Directors for the ensuing year, to serve until the next Annual Meeting of Shareholders of the Company, and until their respective successors may be elected and qualified, requires that each director be elected by the affirmative vote of a majority of the votes cast by the shareholders of Class A Common Stock and Class B Common Stock, voting together, represented in person or by proxy at the 2015 Annual Meeting. In determining whether each director has received the requisite number of affirmative votes, abstentions and broker non-votes will have no impact on such matter because such shares are not considered votes cast.

Mr. Hovnanian and others with voting power over the shares held by the Estate of Kevork S. Hovnanian, the Limited Partnership, the 2012 LLC and certain family trusts have informed the Company that they intend to vote in favor of the nominees named in this proposal. Because of their collective voting power, this proposal is assured passage.

Our Board of Directors recommends that shareholders vote FOR the election of the nominees named in this proposal to the Company’s Board of Directors.

PROPOSAL 2  —  RATIFICATION OF THE SELECTION OF AN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The selection of an independent registered public accounting firm to examine financial statements of the Company to be made available or transmitted to shareholders and to be filed with the SEC for the fiscal year ending October 31, 2015 is submitted to this Annual Meeting of Shareholders for ratification. Deloitte & Touche LLP has been selected by the Audit Committee of the Company to examine such financial statements. In the event that the shareholders fail to ratify the appointment, the Audit Committee will consider the view of the shareholders in determining its selection of the Company’s independent registered public accounting firm for the subsequent fiscal year. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a new independent registered public accounting firm at any time if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

The Company has been advised that representatives of Deloitte & Touche LLP will attend the Annual Meeting of Shareholders to respond to appropriate questions and will be afforded the opportunity to make a statement if the representatives so desire.

VOTE REQUIRED

Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm to examine financial statements of the Company for the year ending October 31, 2015 requires the affirmative vote of a majority of the votes cast by the shareholders of Class A Common Stock and Class B Common Stock, voting together, represented in person or by proxy at the 2015 Annual Meeting. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will have no impact on such matter because such shares are not considered votes cast.

Mr. Hovnanian and others with voting power over the shares held by the Estate of Kevork S. Hovnanian, the Limited Partnership, the 2012 LLC and certain family trusts have informed the Company that they intend to vote in favor of this proposal. Because of their collective voting power, this proposal is assured passage.

Our Board of Directors recommends that shareholders vote FOR ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending October 31, 2015.

PROPOSAL 3  —  VOLUNTARY ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related rules of the SEC, we are including in these proxy materials a separate resolution subject to shareholder vote to approve, in a non-binding vote, the compensation of our named executive officers, as disclosed on pages 14 to 52.

In light of the voting results with respect to the frequency of shareholder votes on executive compensation at the 2011 Annual Meeting of Shareholders in which a substantial majority of our shareholders (96.3% of the votes cast by shareholders of Class A Common Stock and Class B Common Stock, voting together) voted for “say-on-pay” proposals to occur every three years, the Board of Directors initially decided that the Company would hold, in accordance with the vote of an overwhelming majority, a triennial advisory vote on the compensation of named executive officers. The next required “say-on-pay” vote will take place at the Company’s 2017 Annual Meeting of Shareholders; however, we have voluntarily elected to hold a “say-on-pay” vote at this 2015 Annual Meeting of Shareholders.

In considering their vote, shareholders may wish to review with care the information on the Company’s compensation policies and decisions regarding the named executive officers presented in Compensation Discussion and Analysis on pages 14 to 34, as well as the discussion regarding the Compensation Committee on pages 12 to 14.

As we discuss in the Compensation Discussion and Analysis section, the Board of Directors believes that the Company’s long-term success depends in large measure on the talents of the Company’s employees. The Company’s compensation system plays a significant role in the Company’s ability to attract, retain and motivate the highest quality associates in a difficult market. The principal underpinnings of the Company’s compensation system are an acute focus on performance, shareholder alignment, sensitivity to the relevant market place and a long-term orientation.

The Compensation Committee ties increases or decreases in overall compensation with the overall financial performance of the Company. During fiscal years when the Company’s profitability has been higher, total compensation has been higher. During more recent years when the Company’s performance has been lower due in part to the economic downturn and recession, particularly in the housing industry, the Compensation Committee’s policies and actions have significantly lowered overall compensation.  These policies and actions include the following.

●

Significant reductions in annual bonus opportunities, where, on average, the maximum award for fiscal 2014 for all named executive officers (“NEOs”) was approximately 79% lower than the maximum award received during the last ten years.

●

Selection of bonus metrics to correspond to the financial needs of the Company during the relevant period. During periods of profitability, the bonus metrics were focused on profitability and return on shareholders’ equity measures. During periods when there was little or no likelihood of profits, bonus metrics were focused on reducing the Company’s debt obligations and improving cash flow and liquidity to enable the Company to weather the difficult economic conditions and return to profitability.

●	Focus on a return to profitability and lowering net debt or refinancing debt over multi-year performance periods through long-term incentive awards for all NEOs in fiscal 2010 and fiscal 2013.

●

Practice of tying portions of equity awards to performance criteria. For example, in fiscal 2014, the Chairman of the Board, President and Chief Executive Officer (the “CEO”), the Executive Vice President and Chief Financial Officer (the “CFO”) and the Chief Operating Officer (the “COO”) were granted Market Share Units (“MSUs”). This award type, which we have not used previously, is tied to stock price performance. For the MSUs granted in fiscal 2014, 50% are subject to financial performance conditions in addition to the stock price performance conditions applicable to all of the MSU awards. Additional details are described below under “Compensation Discussion and Analysis – Details of Compensation Elements – Stock Grants.”

●	Active management of both equity award levels and the number of shares available for new equity-based awards.

The text of the resolution in respect of this proposal is as follows:

“Resolved, that the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K in the Proxy Statement relating to the Company’s Annual Meeting of Shareholders to be held on March 10, 2015, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”

The Board recommends that shareholders vote FOR approval of this resolution.

THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors (the “Committee”) is the principal overseer of the Company’s various policies and procedures related to executive compensation. The Committee meets at least four times a year to discuss industry trends with regard to overall compensation issues and consults with outside compensation consultants as needed. The Committee is governed by its Charter, which is available at www.khov.com under “Investor Relations/Corporate Governance”.

Areas of Responsibility

The Committee, in conjunction with the Board of Directors and with management’s input, shapes the Company’s executive compensation philosophy and objectives. In particular, the Committee is charged with:

●

Reviewing and approving, at least annually, the salaries, bonuses and other forms of compensation, including equity grants, for the Company’s senior executives (which include the CEO, CFO, COO and the other NEOs for whom compensation is reported in the tables below);

●	Reviewing, at least annually, compensation paid to the Company’s non-employee Directors;

●	Participating in the review of compensation of other designated key employees of the Company;

●

Periodically reviewing the Company’s policies and procedures pertaining to the Company’s equity award plans and forms of equity grants to all employees and non-employee Directors, employee benefit plans (for example, the 401(k) plan and deferred compensation plans), severance agreements and executive perquisites;

●	Fostering good corporate governance practices as they relate to executive compensation;

●

Reviewing, at least annually, as part of the Board of Directors’ oversight responsibilities, the Company's compensation program and reports from management regarding its assessment of whether there are any compensation risks that are reasonably likely to result in a material adverse effect on the Company (see "Oversight of Risk Management" below).  In addition, the Committee regularly considers business and compensation risks as part of its process for establishing performance goals and determining incentive awards for each of the NEOs;

●

Preparing the compensation committee report on executive compensation for inclusion in the Company’s annual proxy statement, in accordance with applicable rules and regulations of the NYSE, SEC and other applicable regulatory bodies; and

●

Reviewing and discussing with management the “Compensation Discussion and Analysis” (the “CD&A”) for inclusion in the Company’s annual proxy statement and, based on that review and discussion, determining whether or not to recommend to the Board of Directors that the CD&A be included in the Company’s annual proxy statement.

The Committee’s areas of responsibilities are discussed in more detail below under “Compensation Discussion and Analysis.”

Compensation Review Process for the Named Executive Officers

The Committee, in conjunction with the Board of Directors and with management’s input, is responsible for making decisions related to the overall compensation of the NEOs.

At least annually, the Committee establishes objective financial measures for determining bonus awards to the NEOs. The Committee also considers salary, employee benefits and discretionary bonus awards, if any, for the NEOs.

In determining overall compensation for the NEOs, the Committee may consult with other members of the Board of Directors, including the CEO and the CFO, rather than relying solely on the Company’s financial performance measures in determining their compensation. These individuals often provide the Committee with insight on the individual and overall performance of executives (other than with respect to himself), including the achievement of personal objectives, if any.  The CEO and CFO are not present for the Committee’s evaluation of their individual performance. The Committee also reviews and analyzes the compensation of the named executive officers of the Company’s peer group of 11 publicly-traded homebuilding companies (the “Peer Group”), discussed further below.  The Committee may engage outside compensation consultants in relation to various compensation issues.  The Committee may also instruct a compensation consultant to provide assistance in fostering an overall compensation program that aligns with its compensation philosophy to guide, motivate, retain and reward its executives for the achievement of the Company’s financial performance, strategic initiatives and individual goals, including increased long-term shareholder value in the context of a challenging business environment.  Notwithstanding any input from compensation consultants, the Committee has the sole discretion to make all final decisions related to NEO compensation.

Outside Compensation Consultant

For fiscal 2014, the Committee engaged Frederic W. Cook & Co., Inc. (“F.W. Cook”) as the Committee’s outside compensation consultant to provide certain services related to executive and non-employee Director compensation.  In fiscal 2014, F.W. Cook assisted the Committee with its review of the Company’s annual bonus and long-term incentive plans for the NEOs as well as its review of the compensation program for the non-employee directors. F.W. Cook does not provide any other services to the Company unless approved by the Committee, and no such services were provided in fiscal 2014.  After considering the relevant factors, the Company has determined that no conflicts of interest have been raised in connection with the services F.W. Cook performed for the Company in fiscal 2014.

The Committee’s primary objective in engaging F.W. Cook has been to obtain advice and feedback related to maintaining programs that provide compensation opportunities for executives within the median range of the competitive homebuilder Peer Group for comparable financial performance. F.W. Cook also provided assistance to the Committee in fostering an overall compensation program as discussed above.

The Committee weighs the advice and feedback from its compensation consultant and the members of the Board of Directors, as well as the views of, and information gathered by, the members of management it has consulted in conjunction with its review of other information the Committee considers relevant when making decisions or making recommendations to the full Board of Directors regarding executive compensation.

Board Communication

The Company’s Board of Directors is updated at least quarterly of any compensation decisions or recommendations made by the Committee, and the Committee requests feedback from the Board of Directors regarding specific compensation issues as it deems necessary.

Compensation Committee Report

The Committee has reviewed and discussed the Compensation Discussion and Analysis provided below with the Company’s management. Based on this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2014.

COMPENSATION COMMITTEE

Stephen D. Weinroth, Chair

Robert B. Coutts

Edward A. Kangas

Joseph A. Marengi

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended October 31, 2014, the members of the Compensation Committee were Messrs. Weinroth, Coutts, Kangas and Marengi. Each of Messrs. Weinroth, Coutts, Kangas and Marengi is a non-employee Director, was never an officer or employee of the Company or any of its subsidiaries and did not have any relationships requiring disclosure under Item 404(a) of Regulation S-K in this Proxy Statement. None of our executive officers served on the board of directors or compensation committee of any other entity that has or had one or more executive officers who served on our Board of Directors or our Compensation Committee during fiscal 2014.

COMPENSATION DISCUSSION AND ANALYSIS

1. EXECUTIVE SUMMARY

Company Performance in Fiscal 2014

In fiscal 2014, the Company generated growth in revenues and achieved its second consecutive year of profitability.  However, the significant market growth exhibited in the housing industry in 2013 moderated in 2014.  Below are some highlights of the Company’s performance during fiscal 2014:

●	Total revenues for fiscal 2014 were $2.06 billion, up 11.4% from $1.85 billion during fiscal 2013;

●

During fiscal 2014, the dollar value of consolidated net contracts increased 10.0% to $2.11 billion compared with $1.91 billion for fiscal 2013, and the number of consolidated net contracts increased slightly to 5,559 homes for fiscal 2014 compared with 5,544 homes in the previous year;

●	During fiscal 2014, consolidated deliveries were 5,497 homes compared with 5,266 homes during fiscal 2013, representing an increase of 4.4%;

●	Consolidated contract backlog as of October 31, 2014 was $855.8 million for 2,229 homes, which was an increase of 12.3% and 2.9%, respectively, compared to October 31, 2013;

●	During fiscal 2014, homebuilding gross margin percentage, before interest expense and land charges included in cost of sales, was 19.9% compared with 20.1% in fiscal 2013;

●	During fiscal 2014, total selling, general and administrative expenses were $254.9 million, or 12.4% of total revenues, compared with $220.2 million, or 11.9% of total revenues, for fiscal 2013;

●	Pre-tax profit for fiscal 2014 was $20.2 million compared with pre-tax profit of $21.9 million for fiscal 2013;

●	A non-cash tax benefit of $285.1 million from the reduction of the Company’s valuation allowance for its deferred tax assets was included in net income for fiscal 2014;

●	Net income for fiscal 2014 was $307.1 million, or $1.87 per fully diluted common share, compared with net income of $31.3 million, or $0.22 per fully diluted common share for fiscal 2013; and

●

Total liquidity as of October 31, 2014 was $309.2 million compared to $373.5 million as of October 31, 2013. Total liquidity as of October 31, 2014 included $255.1 million of homebuilding cash, $5.6 million of restricted cash required to collateralize letters of credit and $48.5 million of availability under the unsecured revolving credit facility. Total liquidity pro forma for the $250.0 million senior notes offering in November 2014 would have been $554.9 million as of October 31, 2014.

Best Practices

●

Pay-for-Performance:  The Committee ties increases or decreases in total compensation with the overall financial performance of the Company. During fiscal years when the Company’s profitability has been higher, total compensation has been higher. During more recent years when the Company’s performance has been lower due in part to the economic downturn and recession, which has been particularly significant in the housing industry, total compensation has been lower.  The Committee seeks to motivate management to achieve improved financial performance of the Company through bonus plans that reward higher performance with increased bonuses. The metrics the Committee has selected to measure bonus achievement have corresponded to the financial needs of the Company during the relevant period. During periods of profitability, the bonus metrics were focused on profitability and return on shareholders’ equity measures. During periods when there was little or no likelihood of profits, bonus metrics were focused on reducing the Company’s debt obligations and improving cash flow and liquidity to enable the Company to weather the difficult economic conditions and return to profitability.

The following graph demonstrates the link between the CEO’s annual realized pay and the Company’s Total Shareholder Return (“TSR”).  Annual realized pay includes: (1) base salary, annual bonus, perquisites and other compensation (“Annual Compensation”) plus (2) long-term cash awards and stock awards vesting during the fiscal year and the realized value of options exercised during the year (“Realized Value of Long-Term Compensation”).

(1)

Represents the value of (1) the 2010 Long-Term Incentive Program award for performance during fiscal 2011, 2012 and 2013, which vested during fiscal 2013 and 2014 and (2) the June 10, 2011 restricted stock unit award (the only restricted stock unit award vesting in these years) for performance during fiscal 2012 and 2013, which vested during fiscal 2013 and 2014. The CEO did not exercise any stock options during the fiscal 2011 through 2014 period.

(2)

The TSR Index measures the change in the Company's stock price relative to fiscal 2011.  The index for each fiscal year is determined by comparing the fiscal year-ending stock price to the ending stock price in fiscal 2011 which is set at 100.

●

Emphasis on Long-Term Value Creation and Retention:  The Committee seeks to align the interests of management with the long-term interests of the Company’s shareholders by granting a significant portion of their total compensation in the form of equity that increases in value as the Company’s financial performance improves.  The Committee also seeks to retain management by using compensation methods that require executives to be employed through various vesting periods in order to receive the full financial benefits of equity grants that vest over multiple years and awards under the long-term incentive programs implemented in fiscal 2010 and 2013.

●

Maintaining an Appropriate Peer Group:  In constructing the Peer Group described below, the Committee selected those companies that compete directly with the Company in the homebuilding industry, are of comparable size and complexity in operations to the Company and are generally in the markets in which the Company competes. The Committee reviews the composition of the Peer Group on an annual basis and makes adjustments, if needed.  The Committee reviews the executive compensation of the Peer Group companies and seeks to award target total direct compensation (the sum of base salary, annual bonus/incentive awards and long-term incentive awards (including the grant date fair value of equity awards and the annualized value of long-term incentive program awards at the target outcome for the performance criteria), but excluding all other compensation elements) opportunity for our NEOs near the median of the Peer Group, with variation in actual compensation earned both above and below the median, depending on performance.

●

CEO Total Direct Compensation vs. Peer Group:  The following graphs compare the CEO’s total direct compensation to the Peer Group chief executive officer median data for fiscal 2011 through 2013. No comparison is shown for fiscal 2014 because complete Peer Group chief executive officer median data was not available at the time of filing this Proxy Statement. For fiscal 2014, our CEO’s base salary was $1.1 million, his bonus was $1.1 million and his long-term incentive awards (including the grant date fair value of MSUs and the annualized value of long-term incentive program awards at the target outcome for the performance criteria) were $4.7 million.

Hovnanian CEO Total Direct Compensation vs. Peer Group CEO Median Total Direct Compensation (1)(2) ($`000)

(1)

Reflects the sum of base salary, annual bonus/incentive awards and long-term incentive awards (including the grant date fair value of equity awards and the annualized value of long-term incentive program awards at the target outcome for the performance criteria) and excludes all other compensation elements.

(2)	Data shown is based on each Peer Group company’s respective fiscal year which varies among Peer Group companies and, consequently, may be different than the Company’s fiscal year.

(3)	Long-term incentives include the grant date fair value of equity awards and the annualized value of long-term incentive program awards at the target outcome for the performance criteria.

Hovnanian CEO Total Direct Compensation vs.

Peer Group CEO Median Total Direct Compensation (1)(2)

(1)

Reflects the sum of base salary, annual bonus/incentive awards and long-term incentive awards (including the grant date fair value of equity awards and the annualized value of long-term incentive program awards at the target outcome for performance criteria) but excludes all other compensation elements.

(2)	Data shown is based on each Peer Group company’s respective fiscal year which varies among Peer Group companies and, consequently, may be different than the Company’s fiscal year.

●

No Employment Agreements, Excise Tax Gross-Ups or Defined Benefit Plans:  The Company does not maintain employment or other agreements that provide contractual rights to employees upon termination of employment (other than upon death or disability), except for the change in control severance agreements the Company entered into with Messrs. O’Connor and Valiaveedan in January 2012 discussed in footnote (5) to the “Potential Payments Upon Termination or Change-In-Control Table,” and the vesting of equity-based awards in the case of retirement or in connection with a qualifying termination in case of a change in control. The Company does not provide excise tax gross-ups or defined benefit pension plans for any NEOs.

●

Maintenance and Monitoring of Stock Ownership Guidelines: The Board of Directors has established stock ownership guidelines pursuant to which the CEO, CFO and COO are requested to achieve and maintain recommended minimum levels of stock ownership as set forth below under “Stock Ownership Guidelines.”

●

Perquisites:  The Committee has provided NEOs only a few perquisites in addition to typical medical, dental and life insurance benefits.  Personal use of Company automobiles and its fractional aircraft share, reimbursement for country club dues and personal income tax preparation services are limited to the CEO.  There are no tax gross-ups on any of our perquisites.

●

Clawback Policy:  Under Section 304 of the Sarbanes-Oxley Act of 2002, if we are required to restate our financial results due to material noncompliance with any financial reporting requirements as a result of misconduct, the CEO and CFO could be required to reimburse us for any bonus or other incentive-based or equity-based compensation received during the 12 months following the first public issuance of the non-complying document and any profits realized from the sale of our securities during those 12 months. In addition to this requirement, it is the Company’s policy that, if we are required to restate our financial results due to material noncompliance by the Company with any financial reporting requirement under the securities laws as a result (directly or indirectly) of an executive officer’s misconduct, the Board of Directors will require, at its discretion and approval, the reimbursement and/or cancellation of any incentive-based compensation (including stock options awarded as compensation) in excess of the amount that would have been awarded based on the restated financial results.  This policy applies to incentive-based compensation awarded to the executive officer during the three-year period preceding the date on which the Company is required to prepare an accounting restatement based on erroneous data.

Compensation Decisions for Fiscal 2014

The Committee’s compensation decisions for fiscal 2014 reflected a conservative approach to fixed pay elements (base salary), the achievement of pre-established goals (annual bonuses) and long-term awards.

●

Base Salaries:   For the eighth year in a row, the Committee did not increase the CEO’s base salary. The Committee approved a 3% base salary increase, which was effective December 21, 2013, for each of Messrs. Sorsby, Pellerito, O’Connor and Valiaveedan in consideration of their individual performance and in line with the Company’s ordinary course merit-based salary and cost of living increase practices. See “Details of Compensation Elements – Base Salaries” below for additional information on base salaries.

●

Regular Annual Bonuses:  Consistent with the achievement of specified financial or personal objectives, fiscal 2014 annual bonuses were paid to all NEOs.  Bonuses for the CEO, CFO and COO, however, were lower than in fiscal 2013 because the Company did not achieve at least a 20% improvement in Pre-tax Profit (as defined below) compared to fiscal 2013, which was required in order for these NEOs to be eligible to earn the same bonuses as they did in fiscal 2013.  Bonuses for Messrs. O’Connor and Valiaveedan each increased 3%, which was in proportion to the amount of their annual salary increases, because they again achieved maximum performance under the personal objectives component of their respective bonus formulas.  Additional details are described below under “Details of Compensation Elements – Annual Bonuses – Regular Bonuses.”

●	Discretionary Bonuses: The Committee did not award discretionary bonuses to any NEO for fiscal 2014.

●

Long-Term Awards, including stock options, market share units and participation in the Long-Term Incentive Program described below: For fiscal 2014, the Committee granted the CEO, CFO and COO awards in the form of MSUs rather than stock options, although the target number of shares underlying the MSU awards for fiscal 2014 and the target number of shares underlying the stock options for fiscal 2013 remained the same. The Committee also determined that 50% of the MSUs would be subject to financial performance conditions in addition to the stock price performance conditions applicable to all of the MSU awards. These additional performance-based MSUs will not vest unless the specific financial performance conditions described below under “Details of Compensation Elements – Stock Grants” are met. Mr. O’Connor received the same number of stock options as in fiscal 2013 and Mr. Valiaveedan’s grant increased from 15,000 stock options in fiscal 2013 to 20,000 stock options in fiscal 2014 (as discussed below under “Details of Compensation Elements – Stock Grants”). The 2013 LTIP, described below under “Details of Compensation Elements,” was implemented in fiscal 2013 as a multi-year award with a 31-month performance period and additional vesting conditions for two fiscal years beyond the performance period.

2. COMPENSATION PHILOSOPHY AND OBJECTIVES

The Committee, in conjunction with the Board of Directors and with senior management, has been instrumental in shaping the Company’s compensation philosophy and objectives because of its responsibilities and oversight of the Company’s various policies and procedures concerning executive compensation.

The six primary objectives that the Committee considers in making compensation decisions are discussed below, as are our other philosophies and mechanisms for determining compensation. In making compensation-related decisions, the Committee also considered its role in promoting good corporate governance practices.

Primary Objectives for the Compensation Program

The Company’s primary objectives for compensating its executives are as follows:

1.	To fairly compensate its executives in a manner that is appropriate with respect to their performance, level of responsibilities, abilities and skills;

2.	To offer compensation that guides, motivates, retains and rewards its executives for the achievement of the Company’s financial performance, strategic initiatives and individual goals;

3.	To align the executive’s interests with the interests of our shareholders;

4.

To maintain competitive pay opportunities for its executives so that it retains its talent pool and, at the same time, has the ability to attract new and highly-qualified individuals to join the organization as it grows or in the event of succession or replacement of an executive;

5.	To safeguard that the reward system is appropriately designed in the context of a challenging business environment; and

6.	To ensure that compensation plans do not incentivize a level of risk that is reasonably likely to have a material adverse effect on the Company.

Tailored Compensation

Consistent with these objectives, the Company’s compensation philosophy also takes into consideration the unique roles played by each of the NEOs and the Committee seeks to individually tailor their compensation packages to align their pay mix and pay levels with their contributions to, and positions within, the Company. For example:

●

CEO, CFO and COO: The compensation packages of the CEO, Mr. Ara K. Hovnanian, the CFO, Mr. J. Larry Sorsby, and the COO, Mr. Thomas J. Pellerito, differ from that of the other NEOs due to their unique roles and elevated set of responsibilities. Because the CEO, CFO and COO make executive decisions that influence the direction, stability and profitability of the Company, their overall compensation is intended to strongly align with objective financial measures of the Company.

●

Other NEOs: The Company’s Vice President — Chief Accounting Officer and Corporate Controller, Mr. Brad G. O’Connor, and Vice President — Finance and Treasurer, Mr. David G. Valiaveedan, have, as a result of their respective positions, less direct influence on the Company’s strategic and operational decisions. Therefore, overall compensation levels for these NEOs reflect both objective financial measures of the Company and the attainment of personal objectives (as determined by the Committee, which may consult with the CFO, CEO and other members of senior management regarding these determinations).

Variable Incentive Compensation

The Company’s compensation philosophy emphasizes variable incentive compensation elements (bonus and long-term incentives), the value of which reflects the Company’s financial and stock performance. For executives who report to the CFO, including Messrs. O’Connor and Valiaveedan, the variable compensation elements also include personal performance objectives.

For all executive officers, the Committee retains the flexibility to adjust incentive awards downward or to consider discretionary bonus awards in special circumstances as described below under “Discretionary Bonuses.”

Peer Group Considerations

As context for setting the compensation levels for the CEO, CFO and COO in fiscal 2014, the Committee considered the compensation levels and practices of its Peer Group companies. The Company’s Peer Group includes the following 11 publicly-traded homebuilding companies: (1) Beazer Homes USA, Inc.; (2) D.R. Horton, Inc.; (3) KB Home; (4) Lennar Corporation; (5) M.D.C. Holdings, Inc.; (6) Meritage Homes Corporation; (7) NVR, Inc.; (8) Pulte Group, Inc.; (9) Ryland Group, Inc.; (10) The Standard Pacific Corp.; and (11) Toll Brothers, Inc. The companies in the Peer Group are the same as in fiscal 2013 and were selected by the Committee, in consultation with the Committee’s compensation consultant, F.W. Cook, and management, because of their comparable business profile. In particular, the Company’s revenue size relative to the companies in the Peer Group and the presence of the Peer Group companies in the Company’s markets were considered the most relevant factors for selection of peer companies within the homebuilding industry. The Committee will continue to review the appropriateness of the Peer Group composition.  For the other NEOs, the Committee places equal or greater weight on its consideration of internal pay equity, an evaluation of individual performance contributions and other factors described in detail below.

The Committee relies heavily on Peer Group comparisons for the CEO, CFO and COO.  Because only five of the 11 Peer Group companies report data for a chief operating officer position, the Committee may also review broad-based compensation survey data for the COO.  The Committee periodically reviews the compensation for the other NEOs relative to the Peer Group and broad-based compensation survey data, with consideration of internal pay relationships in years when market benchmarking is not conducted. The Committee does not consider the specific participants in broad-based compensation survey data to be a material factor in its reviews.  The Committee believes that a review of market survey data periodically (but not necessarily every year) is sufficient for these positions based on their roles and historical compensation levels. The Committee reviewed broad-based survey data in fiscal 2014 to assess current market trends with respect to compensation for the positions held by the other NEOs.

Consideration of Market Conditions

In determining overall compensation for all the NEOs, the Committee also takes into account leadership abilities and risk management contributions, which are especially critical during difficult market conditions.  In addition, in establishing compensation levels, the Committee takes into consideration competitive market pressures, both within and outside of the homebuilding industry.

From late 2006 through the beginning of 2012, the homebuilding industry had been impacted by a lack of consumer confidence, increasing home foreclosure rates, large supplies of resale and new home inventories, and more restrictive lending standards for homebuyers, resulting in weak demand for new homes, slower sales, higher than normal cancellation rates, and increased price discounts and other sales incentives to attract homebuyers. In 2013, the homebuilding industry showed significant market growth over the prior years, however the growth exhibited in 2013 moderated in 2014. During 2014, the Company experienced some positive operating trends compared to the prior year such as higher revenues, higher deliveries and increased community count. See “Executive Summary” for highlights of the Company’s performance in fiscal 2014.

As an example of the Committee’s consideration of market conditions at the time of setting bonus formulas, the Committee sought to emphasize pre-tax profit and liquidity and, as a result, the fiscal 2014 bonus formulas for the CEO, CFO and COO included both a pre-tax profit and a liquidity balances component. In addition, the bonus formulas for these NEOs were structured so that they required at least a 20% improvement in Pre-tax Profit in fiscal 2014 over fiscal 2013 in order for the CEO, CFO and COO to be eligible for the same bonus amount under their new fiscal 2014 bonus formula as they earned under their fiscal 2013 bonus formula.

As another example of the consideration of market conditions, the Committee determined that 50% of the MSUs granted in June 2014 to the CEO, CFO and COO would be subject to financial performance conditions in addition to the stock price performance conditions applicable to all MSU awards. These additional performance-based MSUs will not vest unless the Committee determines that the Company achieved specified total revenue growth goals in fiscal 2016 compared to fiscal 2014, as discussed below.

Say-on-Pay and Say-on-Frequency Votes

In light of the voting results with respect to the frequency of shareholder votes on executive compensation at the 2011 Annual Meeting of Shareholders at which a substantial majority of our shareholders (96.3% of the votes cast by shareholders of Class A Common Stock and Class B Common Stock, voting together) voted for “say-on-pay” proposals to occur every three years, the Board of Directors initially decided that the Company would hold, in accordance with the vote of an overwhelming majority, an advisory vote on the compensation of named executive officers every three years. However, the Company voluntarily elected to hold a “say-on-pay” vote at its 2013 Annual Meeting of Shareholders in advance of the next required vote. Because the last scheduled “say-on-pay” vote was held at the 2014 Annual of Meeting of Shareholders, the Company’s next advisory vote on the compensation of its named executive officers is required to be held at the Company’s 2017 Annual Meeting of Shareholders. Nonetheless, the Company has again voluntarily elected to hold a “say-on-pay” vote at its 2015 Annual Meeting of Shareholders.

The Board of Directors thoughtfully considers the opinions expressed by shareholders through their votes, periodic meetings and other communications, and believes that shareholder engagement leads to enhanced governance practices. During fiscal 2014, the Company conducted proactive investor outreach programs, including attending 13 investor conferences as well as other meetings with the investment community and meeting one-on-one or in small groups with more than 200 investors. Additionally, the Company periodically engages investors to discuss specific matters of importance to shareholders.

In addition, the Committee considered the result of the 2014 advisory, non-binding “say-on-pay” proposal in connection with the discharge of its responsibilities. A substantial majority of our shareholders (99.1% of the votes cast by shareholders of Class A Common Stock and Class B Common Stock, voting together) approved the compensation of our named executive officers for fiscal 2013 described in our proxy statement for the 2014 Annual Meeting of Shareholders. As this level of support was extremely high, the Committee decided that the say-on-pay vote result did not necessitate substantive changes to our compensation programs.

3. FISCAL 2014 COMPENSATION ELEMENTS AND COMPENSATION MIX

Compensation Elements at a Glance

There are five main compensation elements that support the Company’s compensation objectives, each of which is discussed in detail below.

1.	Base salaries;

2.	Annual bonuses;

3.	Stock grants (for example, stock options and MSU and restricted stock unit (“RSU”) awards);

4.	Long-Term Incentive Programs (“LTIPs”) (described below) (payable in both cash and stock); and

5.	Other employee benefits, including limited perquisites.

Compensation Mix

Fixed vs. Variable Compensation. A significant portion of executives’ “Total Direct Compensation” (which includes base salary, annual bonuses, stock grants and LTIP awards) opportunity consists of variable compensation – that is, the compensation ultimately realized on an annualized basis is dependent on either Company or individual performance. Of the elements of Total Direct Compensation, base salary is fixed compensation, while annual bonuses, stock grants and LTIP awards are variable compensation. An important part of each NEO’s compensation package consists of equity, the ultimate value of which is tied to the Company’s stock performance. These variable elements are intended to align the executives’ performance and interests with Company performance and long-term shareholder value.

The intent of the Committee for fiscal 2014 was to maintain variable compensation opportunity as a significant percentage of Total Direct Compensation opportunity for all NEOs and to maintain its approximate level from year to year. In addition, the Committee intends for Total Direct Compensation and the level of variable compensation realized to align with the median level of the Peer Group in years when the Company performs at median levels compared to the Peer Group. From fiscal 2007 through fiscal 2014, the percentage of variable compensation received by the Company’s NEOs had declined from historical levels because total bonus amounts ultimately received by our NEOs were zero for the CEO for fiscal 2007 and significantly lower than historical amounts for all NEOs from fiscal 2007 through fiscal 2014.  Fiscal 2014 bonus amounts, on average, were approximately 89% lower than the highest award for these NEOs during the last ten years.  For fiscal 2014, the Committee granted the CEO, CFO and COO awards in the form of MSUs rather than stock options, although the target number of shares underlying the MSU awards for fiscal 2014 and the target number of shares underlying the stock options for fiscal 2013 remain the same. The Committee also determined that 50% of the MSUs would be subject to financial performance conditions in addition to the stock price performance conditions applicable to all MSU awards. Mr. O’Connor received the same number of stock options as in fiscal 2013 and Mr. Valiaveedan’s grant increased from 15,000 stock options in fiscal 2013 to 20,000 stock options in fiscal 2014, as discussed below.

Long-Term vs. Short-Term Compensation. An important portion of each NEO’s Total Direct Compensation is long-term compensation, which may include stock option, MSU, RSU and/or LTIP awards and deferred share awards granted in lieu of cash for a portion of total bonus amounts.  Short-term compensation consists of base salary and the cash portion of annual bonus amounts. Long-term compensation is intended to foster long-term commitment by the executive, employee-shareholder alignment and improved long-term shareholder value.  From fiscal 2009 through fiscal 2014 there were no deferred shares awarded to NEOs due to the reduced amount of the overall bonuses for each NEO as compared to more profitable years, and the annual bonus amounts were paid 100% in cash.  In fiscal 2013, the Committee adopted an LTIP for the NEOs and other key senior executives of the Company, as discussed below. No RSUs were granted to any NEOs in fiscal 2014.

The average long-term compensation amounts (including stock and option grants at their grant date fair value and the LTIP awards annualized at target) as a percent of Total Direct Compensation for fiscal years 2010 through 2014 for the CEO, CFO and COO were 57%, 43% and 40%, respectively. The average long-term compensation amounts (including stock and option grants at their grant date fair value and the LTIP awards annualized at target) as a percent of Total Direct Compensation for Messrs. O’Connor and Valiaveedan have been and continue to be lower than that of the CEO, CFO and COO because while the Committee believes it is important for these executives to be compensated in part based on the long-term performance of the Company, they have less direct influence on the long-term financial success of the Company as compared to the CEO, CFO and COO.

4. DETAILS OF COMPENSATION ELEMENTS

Base Salaries

Base salaries are intended to reward executives for their day-to-day contributions to the Company. The Committee believes that base salaries within the competitive median range are necessary to retain the Company’s executive talent pool, and it determined that the fiscal 2014 base salaries of the Company’s executive officers were necessary to retain their services.

Base salaries of all the NEOs are reviewed annually by the Committee and are subject to adjustment based on factors that may include individual performance, change in responsibilities, average salary increases or decreases in the industry, compensation for similar positions in the Company’s Peer Group or broad-based compensation survey data if comparable data were unavailable from the Peer Group companies, as well as other factors such as cost of living increases and internal pay relationships with other executives.

●

CEO: For fiscal 2007 through 2014, the CEO did not receive any adjustments in his annual base salary, which was reflective of the Company’s budget cuts and downsizing due to industry conditions. Based on discussions with F.W. Cook and Peer Group market data gathered by management, the Committee determined that the CEO’s fiscal 2014 base salary was near the median base salary level of chief executive officers at Peer Group companies.

●

CFO: For fiscal 2011 through 2013, the CFO did not receive any adjustments in his annual base salary.  For fiscal 2014, Mr. Sorsby received a 3% salary increase in consideration of his individual performance and in line with the Company’s ordinary course merit-based and cost of living salary increase practices.

●

COO and Other NEOs: For fiscal 2014, Messrs. Pellerito, O’Connor and Valiaveedan each received a 3% salary increase in consideration of their individual performance and in line with the Company’s ordinary course merit-based and cost of living salary increase practices.

Annual Bonuses

Regular Bonuses

The Company provides each of the NEOs with an opportunity to earn annual bonuses, which are intended to reward executives for the attainment of short-term financial objectives and, in the case of some NEOs, individual performance objectives, and for which the relevant metrics and formulas are assessed annually. Fiscal 2014 annual bonus awards were made pursuant to the Company’s Amended and Restated Hovnanian Enterprises, Inc. Senior Executive Short-Term Incentive Plan (the “Short-Term Incentive Plan”), which is a shareholder-approved plan.

The Committee has discretion under the Short-Term Incentive Plan to reduce or eliminate the amount of any bonus amounts payable to any participant based on performance or any other factors the Committee deems appropriate.

Bonus opportunities are intended to be competitive with industry-wide practices in order to retain and attract executive talent.  For fiscal 2014, as in the past several fiscal years, the earned bonuses for the NEOs were paid 100% in cash.

The regular annual bonus opportunities in fiscal 2014 for each of the NEOs are shown in the following table.  The performance goals for Messrs. O’Connor and Valiaveedan are discussed below.

	CEO	CFO	COO	Vice President — Chief Accounting Officer and Corporate Controller	Vice President — Finance and Treasurer

Return on Average Common Equity (“ROACE”) (1)	% of Pre-tax Profit based on ROACE	$ bonus based on ROACE	N/A	$ bonus based on ROACE	$ bonus based on ROACE

Pre-tax Profit plus Liquidity Balances	$ bonus based on Pre-tax Profit plus Liquidity Balances	$ bonus based on Pre-tax Profit plus Liquidity Balances	$ bonus based on Pre-tax Profit plus Liquidity Balances	N/A	N/A

Tailored Personal Objectives	N/A	N/A	N/A	$ bonus based on achievement of specific goals	$ bonus based on achievement of specific goals

Formula	Total award is greater of (a) ROACE factor or (b) sum of Pre-tax Profit plus Liquidity Balances factors, with maximum amount of $2,500,000	Total award is greater of (a) ROACE factor or (b) sum of Pre-tax Profit plus Liquidity Balances factors, with maximum amount of $950,000	Total award is determined solely by Pre-tax Profit plus Liquidity Balances factors, with a maximum amount of $950,000	Total award is sum of ROACE and personal objectives factors, with maximum amount of 60% of base salary if the Company achieves positive Pre-tax Profit (otherwise the maximum is 30%)	Total award is sum of ROACE and personal objectives factors, with maximum amount of 50% of base salary if the Company achieves positive Pre-tax Profit (otherwise the maximum is 25%)

(1)	Based on fiscal 2014 results, payments under the ROACE award component were zero.

Historically, annual bonuses for the CEO and CFO have been linked to a measure of the Company’s return on average equity (ROACE, as the current example), a common industry practice. For fiscal 2013, the bonus formula for the CEO, CFO and COO included a component related to adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) and a separate cash balances measure. For fiscal 2014, the Committee sought to emphasize pre-tax profit and liquidity (as discussed above under “Consideration of Market Conditions”). As a result, the Committee determined that for fiscal 2014, the Adjusted EBITDA component of these NEOs’ bonus formulas would change to a Pre-tax Profit (defined below) component. The bonus formulas for these NEOs were structured so that they required at least a 20% improvement in Pre-tax Profit in fiscal 2014 over fiscal 2013 in order for the CEO, CFO and COO to be eligible for the same bonus amount under their new fiscal 2014 bonus formula as they earned under their fiscal 2013 bonus formula. In addition, the cash balances component of these NEOs’ bonus formulas was modified to also take into account the available borrowing capacity under the Company’s revolving credit facility (that is, to make it a liquidity balances measure). In recognition of the Company’s continued improvements in operating trends and to further incentivize future improvements, the Committee increased the overall fiscal 2014 maximum bonus opportunity for the CEO, CFO and COO to $2,500,000, $950,000 and $950,000, respectively, from $1,500,000, $575,000 and $575,000, respectively, in fiscal 2013.

Specifically, the bonus formulas for the CEO and CFO for fiscal 2014 provided that annual bonuses would be equal to the greater of (a) the executive’s bonus formula based on the Company’s ROACE or (b) the bonus formula based on the Company’s Pre-tax Profit plus ending Liquidity (defined below) balances in each fiscal quarter. The COO’s bonus formula for fiscal 2014 was based solely on the sum of the Company’s Pre-tax Profit plus ending Liquidity balances factors. “ROACE” is defined as “net income” divided by “average common equity” (stockholders’ equity less preferred stock at the beginning of the fiscal year and at the end of each fiscal quarter during the year divided by five). For all of the ROACE bonus formulas discussed below for the NEOs, “net income” used in calculating ROACE is after taxes and preferred dividends (as reflected on the Company’s financial statements) and excludes land charges. “Pre-tax Profit” is defined as earnings (losses) before income tax expense as reflected on the Company’s audited financial statements, excluding the impact of any items deemed by the Committee to be extraordinary items (for example, losses from land impairments and losses from debt repurchases/debt retirements such as call premiums, above par purchase prices and related issuance costs or gains from debt repurchases). “Liquidity” is defined as homebuilding cash and cash equivalents plus restricted cash that collateralizes letters of credit plus the available borrowing capacity under the Company’s revolving credit facility. The Committee determined that the fiscal 2014 Pre-tax Profit component of the bonus formulas for the CEO, CFO and COO would be based on achieving targeted levels of the Company’s Pre-tax Profit for fiscal 2014 (as shown below), which levels were set in reference to fiscal 2013 Pre-tax Profit. The Liquidity balances component of the CEO, CFO and COO’s bonus formula was based on the number of fiscal 2014 quarter-ends in which Liquidity was at or above $170 million.

For fiscal 2014, the bonus formulas for Messrs. O’Connor and Valiaveedan remained the same as their fiscal 2013 formulas. Specifically, these NEOs’ fiscal 2014 bonus formulas provided that bonuses would be based on both (a) a formula based on the Company’s ROACE and (b) the attainment of tailored personal objectives.

Since fiscal 2007, the NEOs have also been offered the opportunity to earn a one-time retention bonus equal to 3% of such NEO’s fiscal year-end 2007 base salary if the NEO remains employed with the Company through the end of the first fiscal year in which the Company’s ROACE returns to 20%. At the end of fiscal 2014, the Company’s ROACE did not meet this threshold, so no retention bonuses were earned for fiscal 2014.

The following description provides detail as to the determination of each NEO’s fiscal 2014 annual bonus. Due to the reduced amount of the bonuses as compared to more profitable years, all bonuses for fiscal 2014 were paid 100% in cash.  In addition, for fiscal 2014, the Committee had imposed a cap on each NEO’s bonus, as had been the case for NEOs since fiscal 2009. In light of improvements in key financial indicators over the last few years and the revised fiscal 2015 bonus structure as discussed below under “Actions for Fiscal 2015,” the Committee determined that if the Company’s financial performance exceeds the levels established under the Pre-tax Profit component of the CEO, CFO and COO’s bonus formulas for fiscal 2015, the Committee may extrapolate the amount of the bonus above these levels. The caps for the other NEOs for fiscal 2015 remain the same as in fiscal 2014.

●

CEO: The CEO’s bonus formula for fiscal 2014 provided for a bonus award equal to the greater of (a) a fixed percentage of Pre-tax Profit based on the Company’s ROACE or (b) a fixed dollar amount based on the Company’s Pre-tax Profit plus a fixed dollar amount based on the Company’s quarterly Liquidity balances, with his total bonus not to exceed $2,500,000. The methodology underlying the ROACE portion of the formula was historically designed to yield an annual bonus that would result in a Total Direct Compensation opportunity that falls within the median range of the Peer Group for comparable financial performance as well as supporting the financial objectives of the Company.

FOR THE CEO, THE BONUS FORMULA WAS THE GREATER OF:

(a) ROACE Calculation Method*

ROACE percentage	% Pre-tax Profit
0.0%	0.00%
5.0%	1.00%
10.0%	1.25%
15.0%	1.50%
20.0%	2.00%

*

The bonus is interpolated on a linear basis between the points shown in the table, and may be extrapolated beyond the maximum ROACE percentage shown at a rate of 0.10% of Pre-tax Profit per percentage point increase in ROACE, which is the rate applied between the last two tiers of the above chart, but was capped at $2,500,000 and was also subject to the maximum bonus payable under the Short-Term Incentive Plan.

OR

(b) Pre-tax Profit plus Liquidity Balances Calculation Method*

Percentage Change in Pre-tax Profit between Fiscal 2013 and Fiscal 2014	Bonus (thousands)
Below -40%	$ 0.0
-40%	$ 250.0
-20%	$ 550.0
0%	$ 850.0
20%	$1,150.0
40%	$1,350.0
60%	$1,550.0
80%	$1,750.0
100%	$1,950.0
120% or greater	$2,150.0

PLUS

Number of Fiscal 2014 Quarter-Ends at or Above $170 Million Liquidity	Bonus (thousands)
Less than 2	$ 0.0
2	$150.0
3	$250.0
4	$350.0

*

The Pre-tax Profit bonus is interpolated on a linear basis between the points shown in the table.  The total bonus was capped at $2,500,000 and was also subject to the maximum payout under the Short-Term Incentive Plan.

 Based on the bonus formula above, because there was no payment under the ROACE component, the CEO’s 2014 cash bonus was entirely attributed to the Pre-tax Profit plus Liquidity Balances Calculation Method of his bonus formula. Fiscal 2014 Pre-tax Profit was $26.6 million, which represented a percentage change in pre-tax profit between fiscal 2013 and fiscal 2014 of -4%, and the Liquidity balances at the end of all four fiscal 2014 quarters were above $170 million. As a result, Mr. Hovnanian earned a cash bonus equal to $1,140,293, which represented a 24% decrease from his fiscal 2013 bonus.

●

CFO: The CFO’s bonus formula for fiscal 2014 provided for a bonus award equal to the greater of (a) a fixed dollar amount based on the Company’s ROACE or (b) a fixed dollar amount based on the Company’s Pre-tax Profit plus a fixed dollar amount based on the Company’s quarterly Liquidity balances, with his total bonus not to exceed $950,000. The ROACE portion of the formula was historically designed to yield an annual bonus that would result in a Total Direct Compensation opportunity that falls within the median range of the Peer Group chief financial officers for comparable financial performance.

FOR THE CFO, THE BONUS FORMULA WAS THE GREATER OF:

(a)  ROACE Calculation Method*

ROACE percentage	Bonus (thousands)
0.0%	$ 0.0
5.0%	$375.0
10.0%	$750.0
12.0%	$950.0	Capped
15.0%	$950.0
20.0%	$950.0
25.0%	$950.0

*

The bonus is interpolated on a linear basis between the first four percentage points shown in the table, but was capped at $950,000 and was also subject to the maximum payment under the Short-Term Incentive Plan.

OR

(b) Pre-tax Profit plus Liquidity Balances Calculation Method*

Percentage Change in Pre-tax Profit between Fiscal 2013 and Fiscal 2014	Bonus (thousands)
Below -40%	$ 0.0
-40%	$ 95.0
-20%	$205.0
0%	$315.0
20%	$425.0
40%	$500.0
60%	$575.0
80%	$650.0
100%	$725.0
120% or greater	$800.0

PLUS

Number of Fiscal 2014 Quarter-Ends at or Above $170 Million Liquidity	Bonus (thousands)
Less than 2	$ 0.0
2	$ 75.0
3	$100.0
4	$150.0

*

The Pre-tax Profit bonus is interpolated on a linear basis between the points shown in the table. The total bonus was capped at $950,000 and was also subject to the maximum payout under the Short-Term Incentive Plan.

  Based on the bonus formula above and the ROACE and Pre-tax Profit plus Liquidity balances results as described above for the CEO, Mr. Sorsby earned a cash bonus equal to $443,108, which represented a 23% decrease from his fiscal 2013 bonus. Mr. Sorsby’s bonus was entirely attributed to the Pre-tax Profit plus Liquidity Balances Calculation Method of his bonus formula.

●

COO: The COO’s bonus formula for fiscal 2014 provided for a bonus award equal to a fixed dollar amount based on the Company’s Pre-tax Profit plus a fixed dollar amount based on the Company’s quarterly Liquidity balances, with his total bonus not to exceed $950,000.

FOR THE COO, the Pre-tax Profit plus Liquidity Balances Calculation Method*

Percentage Change in Pre-tax Profit between Fiscal 2013 and Fiscal 2014	Bonus (thousands)
Below -40%	$ 0.0
-40%	$ 95.0
-20%	$205.0
0%	$315.0
20%	$425.0
40%	$500.0
60%	$575.0
80%	$650.0
100%	$725.0
120% or greater	$800.0

PLUS

Number of Fiscal 2014 Quarter-Ends at or Above $170 Million Liquidity	Bonus (thousands)
Less than 2	$ 0.0
2	$ 75.0
3	$100.0
4	$150.0

*

The Pre-tax Profit bonus is interpolated on a linear basis between the points shown in the table. The bonus was capped at $950,000 and was also subject to the maximum payout under the Short-Term Incentive Plan.

  Based on the bonus formula above and the Pre-tax Profit plus Liquidity balances results described above for the CEO, Mr. Pellerito earned a cash bonus equal to $443,108, which represented a 23% decrease from his fiscal 2013 bonus.

●

Other NEOs: Fiscal 2014 incentive opportunities for Messrs. O’Connor and Valiaveedan were based on a combination of Company performance and individual performance factors that were within each of these executives’ control and that would have a positive impact on the Company. Therefore, the bonus program for these NEOs targeted the achievement of both (a) ROACE financial performance objectives for the Company and (b) personal objectives. For fiscal 2014, the total bonuses payable under both components combined were capped at the maximum percentages of base salary they could achieve under the personal objectives portion of their respective bonus formulas. If the Company achieved positive Pre-tax Profit in fiscal 2014, the caps were 60% and 50% of base salary, respectively.  If the Company did not achieve positive Pre-tax Profit in fiscal 2014, the caps would be 30% and 25% of base salary, respectively. The Committee intends to evaluate the caps as the Company’s financial results continue to improve.

FOR OTHER NEOs, THE BONUS FORMULA WAS BOTH:

(a) Calculation Method – for Achievement of Financial Performance Measure*

ROACE Percentage	Brad O’Connor	David Valiaveedan
0.0%	$0	$0
5.0%	10% of base salary	15% of base salary
10.0%	20% of base salary	30% of base salary
15.0%	40% of base salary	40% of base salary
20.0% or greater	60% of base salary	50% of base salary

*

The bonuses are interpolated on a linear basis between the points shown in the table. The total bonuses payable under both components combined were capped at the maximum percentages of base salary these NEOs could achieve under the personal objectives portion of their respective bonus formulas and were also subject to the maximum bonus payable under the Short-Term Incentive Plan. If the Company achieved positive Pre-tax Profit in fiscal 2014, Messrs. O’Connor and Valiaveedan’s caps were 60% and 50% of base salary, respectively. If the Company did not achieve positive Pre-tax Profit in fiscal 2014, the caps were 30% and 25% of base salary, respectively.

AND

(b) Calculation Method – for Meeting Personal Objectives Measure*

Goals	Brad O’Connor	David Valiaveedan
Threshold	Up to 20% of base salary	Up to 30% of base salary
Target	Up to 40% of base salary	Up to 40% of base salary
Outstanding	Up to 60% of base salary	Up to 50% of base salary

*

 “Threshold,” “target” and “outstanding” levels are determined by the CFO and the CEO, who may consult with other members of senior management, other than Messrs. O’Connor and Valiaveedan with respect to their own compensation, and are used for internal evaluation purposes only. As stated above, the total bonuses payable under both components combined were capped at the maximum percentages of base salary these NEOs could achieve under the personal objectives portion of their respective bonus formulas and were also subject to the maximum bonus payable under the Short-Term Incentive Plan.  If the Company achieved positive Pre-tax Profit in fiscal 2014, the caps were 60% and 50% of base salary, respectively. If the Company did not achieve positive Pre-tax Profit in fiscal 2014, the caps were 30% and 25%, respectively.

Mr. O’Connor’s fiscal 2014 personal objectives included ensuring federal and state deferred tax assets were used effectively and in accordance with federal and state tax laws; leading the Company’s accounting department in preparing and filing all required SEC documents, including any transaction-related prospectus supplements or other offering documents; and enhancing the financial planning process to more fully utilize the tools available to complete the financial plan more quickly and accurately. Mr. O'Connor successfully completed these objectives by coordinating with the company’s auditors and leading the tax team in their analysis and preparation for fully and properly utilizing the federal and state deferred tax assets as they become available; spearheading a cross-functional team of accounting and information technology associates to enhance the use of enterprise-wide systems to more quickly and accurately complete the financial plan; and overseeing the preparation and filing of all SEC and transaction-related offering documents.

Mr. Valiaveedan’s fiscal 2014 personal objectives included developing and executing the Company’s capital structure strategy, including obtaining non-recourse bank financing, negotiating joint venture and land banking agreements, preparing Company projections and managing existing joint ventures. During fiscal 2014, Mr. Valiaveedan played an integral role in developing and executing the Company’s capital markets strategy in both the public and private markets. He led the origination and execution of non-recourse loans, joint ventures and our land banking transactions. In addition, he negotiated a new benchmark covenant package and was instrumental with respect to our ability to successfully issue bonds in the capital markets and obtain amendments for certain of the Company’s existing bonds. These transactions significantly improved the Company’s returns, liquidity and risk profile. Mr. Valiaveedan continues to be responsible for the preparation of Company financial projections and managing the Company’s joint ventures.

Based on the bonus formulas above, actual financial results and the Committee’s determinations regarding each executive’s personal objectives, neither of these NEOs earned bonuses related to the ROACE Calculation Method for fiscal 2014, but each earned a cash bonus for meeting his respective fiscal 2014 personal objectives in full (the “outstanding” category).  Because the Company achieved positive Pre-tax Profit of $26.6 million in 2014, the cap described above was not reduced, resulting in payments of $197,327 (representing 60% of base salary) and $153,831 (representing 50% of base salary) for Mr. O’Connor and Mr. Valiaveedan, respectively.

 Discretionary Bonuses

The Committee has the authority to make discretionary bonus awards, which it considers under special circumstances, including exceptional contributions not reflected in the regular bonus measures, new hire sign-on bonuses and retention rewards.  No discretionary bonus awards were granted to the NEOs in fiscal 2014.

Stock Grants

The Committee may make grants of stock options, stock appreciation rights, MSUs, restricted stock and RSUs, unrestricted shares of stock or stock-based awards settled in cash under the shareholder-approved 2012 Hovnanian Enterprises, Inc. Amended and Restated Stock Incentive Plan (as further amended or amended and restated from time to time, the “Stock Plan”). In fiscal 2014, the Committee awarded MSUs to the CEO, CFO and COO and stock options to the other NEOs.  Messrs. O’Connor and Valiaveedan were eligible to elect to receive RSUs in lieu of stock options, but neither made such an election.  No other stock-based awards were made to NEOs in fiscal 2014.

Equity awards are intended to establish a strong commitment to maintain employment with the Company and focus on creating long-term shareholder value. Because the ultimate value received by equity award recipients is directly tied to increases in the Company’s stock price, they serve to link the interests of management and shareholders and to motivate executive officers to make decisions that will increase the long-term total return to shareholders. Additionally, grants under the Stock Plan include vesting and termination provisions that the Committee believes will encourage equity award recipients to remain long-term employees of the Company.

The Committee ultimately approves the size of the grants taking into account the recommendations by the CEO (other than for his own grant) and other criteria as determined by the Committee.  The Committee generally targets a specific number of shares rather than a specific share value.  This philosophy directly aligns equity grant values with shareholder value since equity values are generally higher when the stock price is increasing and lower when the stock price is decreasing.  In fiscal 2014, the Committee granted the CEO, CFO and COO awards in the form of MSUs rather than stock options, although the target number of shares underlying the MSU awards for fiscal 2014 and the target number of shares underlying the stock options for fiscal 2013 remain the same. The Committee also determined that 50% of the MSUs would be subject to financial performance conditions in addition to the stock price performance conditions applicable to all the MSU awards. The Committee’s determination and rationale for the fiscal 2014 grants is described below. The Committee will continue to determine the appropriate mix of equity and other award types based on the objectives of the compensation program, the Company’s business needs, the potential dilution impact and the pool of shares remaining available for grant under the Company’s shareholder-approved incentive plans.

Stock options, MSUs and RSUs generally vest (assuming, in the case of the performance-based awards, that the conditions have been met), in four equal annual installments, commencing on the second anniversary of the grant date, providing a five-year period before becoming fully vested.

Fiscal 2014 Equity Awards

In determining the fiscal 2014 equity awards for the NEOs, the Committee considered, without giving specific weight to any one factor, then-available information on Peer Group equity awards for the NEOs, the anticipated changes in equity award values across industries, the Company’s available share pool and the potential impact on shareholder dilution, the Company’s stock performance, the historical equity awards provided to each NEO, the desire to retain the employment of each NEO, and the desire to continue to link a portion of each NEO’s compensation with future Company performance. Except for the CEO, all equity awards in fiscal 2014 were made in the form of rights to receive shares of Class A Common Stock.  Because the Committee took into consideration the potential benefits to the Company previously expressed by the Board of Directors of the continuity of share ownership and control of the Hovnanian family, the CEO’s equity award was made in the form of right to receive shares of Class B Common Stock.

●

CEO, CFO and COO. In fiscal 2014, the CEO, CFO and COO were granted 600,000, 120,000 and 80,000 target MSUs, respectively. These grants represented the same number of shares granted to these NEOs in fiscal 2013, though the fiscal 2013 grant was made in the form of stock options. The Committee decided to award MSUs because it believes MSUs provide a clear linkage to shareholder value creation, provide less market leverage than stock options but more market leverage than time‐vested restricted stock and balance retention and performance objectives.

          Fifty percent of the MSUs will vest in four equal annual installments, commencing on the second anniversary of the grant date. The remaining fifty percent of the MSUs are subject to financial performance conditions in addition to the stock price performance conditions applicable to all MSUs. These additional performance-based MSUs vest in four equal installments with the first installment vesting on January 1, 2017 and the remaining annual installments commencing on the third anniversary of the grant date, except that no portion of the award will vest unless the Committee determines that the Company achieved specified total revenue growth goals in fiscal 2016 compared to fiscal 2014 (as discussed below).

          The number of shares to be delivered at each MSU vesting date, if any, will be determined by multiplying the number of MSUs that become vested on such applicable vesting date by the Stock Performance Multiplier. The “Stock Performance Multiplier” is the percentage calculated by dividing (x) the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on the vesting date by (y) the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on the grant date; provided, however, that (a) if such percentage is less than 50%, then the Stock Performance Multiplier will equal zero and (b) if such percentage exceeds 175%, then the Stock Performance Multiplier is capped at 175%.

          In the case of the MSUs subject to financial performance conditions in addition to the stock price performance conditions applicable to all MSUs, the result above will be further multiplied by the Revenue Multiplier. The “Revenue Multiplier” will be determined as follows by reference to the percentage increase (if any) in the Company’s consolidated revenues for the fiscal year ending October 31, 2016 as measured against the Company’s consolidated revenues for the fiscal year ending October 31, 2014, in each case, as reported in the Company’s audited financial statements:

Total Revenue Growth: FYE 2016 vs. FYE 2014	Applicable Revenue Multiplier*
0.0% or less	0%
12.5%	50%
25.0% or greater	100%

*	The applicable Revenue Multiplier for revenue growth between 0% and 12.5% or between 12.5% and 25.0% will be determined by linear interpolation.

●

Other NEOs.  In fiscal 2014, Mr. O’Connor was granted 20,000 stock options, the same number as in fiscal 2013. Mr. Valiaveedan was granted 20,000 stock options, up from 15,000 stock options granted in fiscal 2013, in consideration of internal pay relationships and in recognition of his efforts to improve the Company’s capital structure.

2010 Long-Term Incentive Program

In fiscal 2010, the Company adopted a Long-Term Incentive Program (the “2010 LTIP”) under its previous stockholder-approved Amended and Restated 2008 Hovnanian Enterprises, Inc. Stock Incentive Plan to aid the Company in retaining key employees and to motivate them to exert their best efforts to promptly return the Company to profitability and lower debt levels by providing rewards at the end of a multi-year period. The 2010 LTIP was intended to incentivize achievement of specified pre-tax profit goals and specified improvements in the Company’s capital structure through reductions in homebuilding debt.

 Each of the NEOs was a participant in the 2010 LTIP and their award payouts were determined based on actual performance for the full 36-month performance period, subject to vesting requirements over an additional 24-month period, as described below. This performance period commenced on November 1, 2010 and ended on October 31, 2013 (that is, the performance period covered fiscal 2011, 2012 and 2013). After the performance period, the awards remain subject to vesting conditions during fiscal 2014 and 2015. The executive will not receive the full award payout unless the executive remains employed for the entire five-year period.

At the end of fiscal 2013, the Company achieved $27.7 million in pre-tax profit and reduced homebuilding debt to $1.44 billion, resulting in a payout of 157.75% of the target award. As a condition of earning each portion of the award, and as a retention inducement, following the performance period, a participant must also be employed through the vesting dates outlined below (other than in cases of death, disability or qualified retirement, or in the case of Messrs. O’Connor and Valiaveedan, specified termination following a change in control of the Company). The vesting percentages relate to the earned award value as of October 31, 2013.

1.	50% of the award vested on October 31, 2013 and was paid in January 2014;

2.	30% of the award vested on October 31, 2014 and was paid in January 2015; and

3.	20% of the award will become vested on October 31, 2015 and is payable in January 2016;

with the cash portion of the earned award value having vested and been paid before any share portion of the earned award value becomes vested and payable.

2013 Long-Term Incentive Program

In fiscal 2013, the Company adopted a Long-Term Incentive Program (the “2013 LTIP”) under its stockholder-approved Stock Plan to further aid the Company in retaining key employees and to motivate them to exert their best efforts to achieve greater levels of profitability and to extend the maturity and/or reduce the amount of existing homebuilding debt by providing rewards at the end of a multi-year period.  The 2013 LTIP is intended to incentivize achievement of specified pre-tax profit goals and specified improvements in the Company’s capital structure through refinancings of, or reductions in, homebuilding debt.

Each of the NEOs is a participant in the 2013 LTIP and their award payouts, if any, will be determined based on actual performance for the full 31-month performance period, subject to vesting requirements over an additional 24-month period, as described below.  This performance period commenced on March 11, 2013 and will end on October 31, 2015 (that is, the performance period covers a portion of fiscal 2013 and all of fiscal years 2014 and 2015). After the performance period, the awards, to the extent earned, remain subject to vesting conditions during fiscal 2016 and 2017.  The executive will not receive the full award unless the Company achieves the pre-tax profit and refinancings and/or reductions in existing homebuilding debt performance goals and the executive remains employed for the entire 55-month period.

Pre-tax profit and refinancings and/or reductions in existing homebuilding debt were chosen as the performance metrics for the 2013 LTIP to focus management on improving the operating performance of the Company while ensuring an adequate capital structure for growth.

Award payouts, if any, will be based on a specific target multiple of each participant’s base salary in effect on the date the participant was granted the award (the “grant date,” or March 11, 2013, for all NEOs).  The target number of shares was set based on the closing price of the Class A Common Stock on the grant date, regardless of whether the share price increases or decreases by the time the award is determined or distributed. In order to manage the potential dilution impact of the 2013 LTIP, the Committee required that 40% of the payout be in the form of cash.  All stock awards under the 2013 LTIP were made in the form of rights to receive shares of Class A Common Stock, except for the CEO whose award was made in the form of rights to receive shares of Class B Common Stock because the Committee took into consideration the potential benefits to the Company previously expressed by the Board of Directors of the continuity of share ownership and control of the Hovnanian family.  The following describes the target multiple of base salary and form of payout for each NEO:

	Target Multiple
	of 2013 Base Salary	Payout Method
CEO	3.00	40% cash / 60% shares
CFO	2.00	40% cash / 60% shares
COO	2.00	40% cash / 60% shares
Other NEOs	1.00	40% cash / 60% shares

Although the Committee views both the stock and cash portions of the 2013 LTIP as multi-year incentive plan awards, they are reported differently for purposes of the Summary Compensation Table under “Executive Compensation” below.  The share payout portions are reflected as “Stock Awards” in fiscal 2013 at their grant date fair value under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“ASC Topic 718”), which was based on the probable outcome as of the grant date.  Conversely, the actual amounts earned on the cash payout portions, if any, will be reflected in the Summary Compensation Table as “Non-Equity Incentive Plan Compensation” in fiscal 2015 (which coincides with the end of the performance period) even though such payment remains subject to subsequent vesting restrictions.

For purposes of the 2013 LTIP, “pre-tax profit” is defined as earnings (loss) before income tax expense as reflected on our audited financial statements, excluding the impact of any items deemed to be extraordinary items for financial reporting purposes and excluding losses from land impairments and losses from debt repurchases/debt retirement such as call premiums, above par purchase prices and related issuance costs. “Existing Homebuilding Debt” is defined as total (recourse) notes payable excluding accrued interest, as reflected on our consolidated audited balance sheet as of January 31, 2013 (the most current balance sheet at the time the 2013 LTIP was adopted), less any debt that has an equity component such as debt convertible into equity, tangible equity units and/or exchangeable notes. To qualify under the 2013 LTIP as a refinancing of “Existing Homebuilding Debt,” any such refinanced Existing Homebuilding Debt must have a minimum maturity date of five years from the date of the refinancing or be refinanced with a revolving line of credit.

The following table illustrates the percent of the target award that can be achieved at each performance level.  Awards will be interpolated on a linear basis between performance levels but will not be extrapolated above the maximum performance levels listed below.

		Refinancings of Existing Homebuilding Debt Between 3/11/2013 and 10/31/2015 and/or Reductions of Existing Homebuilding Debt Between 11/01/2013* and 10/31/2015 (in millions)
		$125 or less	$165	$205	$245	$285	$325 or more
	$200 or more	100% of target award	125% of target award	150% of target award	175% of target award	200% of target award	250% of target award
FY 2015 Pre-tax	$150	75% of target award	100% of target award	125% of target award	150% of target award	175% of target award	225% of target award
Profit (in millions)	$100	50% of target award	75% of target award	100% of target award	125% of target award	150% of target award	200% of target award
	$50 or less	0% of target award	15% of target award	30% of target award	45% of target award	60% of target award	90% of target award

* This date was chosen to avoid overlap with the performance period for a similar metric in the 2010 LTIP.

As a condition of earning each portion of the award, and as a retention inducement, following the performance period, a participant must also be employed through the vesting dates outlined below (other than in cases of death, disability or qualified retirement, or in the case of Messrs. O’Connor and Valiaveedan, specified termination following a change in control of the Company). The vesting percentages relate to the earned award value as of October 31, 2015.

1.	20% of the award will become vested on October 31, 2015 and would be payable in January 2016;

2.	30% of the award will become vested on October 31, 2016 and would be payable in January 2017; and

3.	50% of the award will become vested on October 31, 2017 and would be payable in January 2018;

with the cash portion of the earned award value becoming vested and payable before any share portion of the earned award value becomes vested and payable.

Other Employee Benefits

The Company maintains additional employee benefits that the Committee believes enhance executive safety, efficiency and time that the executive is able to devote to Company affairs.

We do not believe that special perquisites or other personal benefits should play a major role in our executive compensation program. However, some NEOs are provided one or more of the following items:

●	Auto allowance, including car maintenance and fuel expense;

●	Personal use of the Company’s automobiles (including driver’s compensation) and a fractional share in an aircraft;

●	Executive term life insurance;

●	Annual Executive Physical Exam Program;

●	Golf membership or country club fee reimbursement; and

●	Personal income tax preparation services.

The Committee annually reviews the elements and level of executive perquisites for the NEOs.  In particular, in evaluating the appropriateness of these benefits for the CEO, the Committee takes into consideration the degree to which the CEO is required to travel to various Company locations and business functions on a daily basis.  Based on its review, the Committee has requested that the CEO use Company-provided transportation to enhance the efficient use of his time.

The Company’s contributions to the NEOs’ 401(k) plan and executive deferred compensation plan (“EDCP”) accounts were suspended on February 20, 2009. In fiscal 2012, a one-time employer non-elective contribution funded by the use of the amount of forfeitures was made to all eligible participants’ 401(k) plan accounts for the 2011 calendar year, in accordance with the terms of the 401(k) plan. Beginning with the January 11, 2013 pay period, however, the Company reinstated its 401(k) match of employee contributions, but at 50% of the level it matched prior to its suspension in February 2009. The reinstated match was up to 3% of eligible employee compensation, based on tenure. Beginning with the January 10, 2014 pay period, the Company reinstated its 401(k) match of employee contributions at 100% of the level it matched prior to its suspension in February 2009. The reinstated match is up to 6% of eligible employee compensation, based on tenure. The reinstatement applies to all participants in the 401(k) plan, including the NEOs.

Consistent with the partial reinstatement of the 401(k) match in January 2013, the Committee approved the partial reinstatement of the EDCP contribution for the NEOs and certain other executives of the Company to provide up to 3% of earnings above the annual 401(k) limit for calendar 2013, based on tenure. Consistent with the full reinstatement of the 401(k) match in January 2014, the Committee approved the full reinstatement of the EDCP contribution for the NEOs and certain other executives of the Company to provide up to 6% of earnings above the annual 401(k) limit for calendar 2014, based on tenure. Calendar year contributions are credited in the subsequent fiscal year and reflected in the proxy statement for that year.

Specific benefits and the incremental costs of such benefits are described in detail in the footnotes to the Summary Compensation Table. The Company does not offer any defined benefit pension plans to its employees.

5. ACTIONS FOR FISCAL 2015

The Committee approved a 3% base salary increase, effective December 20, 2014, for each of Messrs. Hovnanian, Sorsby, Pellerito and O’Connor, in consideration of their individual performance and in line with the Company’s ordinary course merit-based salary and cost of living increase practices. The increase for Mr. Hovnanian was his first base salary increase in nine years. For Mr. Valiaveedan, the Committee approved a 7.3% base salary increase, effective December 20, 2014, in consideration of internal pay relationships and in recognition of his efforts to improve the Company’s capital structure.

The Committee determined that for fiscal 2015, the Pre-tax Profit component of the bonus formulas for the CEO, CFO and COO would remain the same as in fiscal 2014, except that the formulas would provide for increased bonus opportunities for greater levels of improvement in Pre-tax Profit in fiscal 2015 compared to fiscal 2014. To further emphasize liquidity and strengthen the Company’s balance sheet, the Committee also raised the minimum liquidity threshold under the Liquidity balances component of the bonus formulas for the CEO, CFO and COO from $170 million to $200 million and increased the CEO, CFO and COO’s bonus potential under that component of their respective bonus formulas. Finally, to incentivize the CEO, CFO and COO to further improve financial performance through actions that increase top line growth, the Committee added a total revenue growth component to their respective bonus formulas for fiscal 2015. As a result, this portion of the CEO, CFO and COO’s fiscal 2015 bonus formulas will be the sum of the Pre-tax Profit, Liquidity balances and total revenue growth factors. The ROACE portion of the fiscal 2015 bonus formulas for the CEO, CFO and COO, if applicable, will remain the same as the ROACE portion of their bonus formulas for fiscal 2014. The total revenue growth component of the 2015 bonus formulas will measure total consolidated revenues for fiscal 2015 as compared to total consolidated revenues for fiscal 2014. This differs from the fiscal 2014 financial performance-based MSU awards which are conditioned upon improvement in total consolidated revenues for fiscal 2016 as compared to fiscal 2014.

The Committee determined that the fiscal 2015 bonus formulas for Messrs. O’Connor and Valiaveedan will remain the same as those in fiscal 2014. In addition, the personal objectives for Messrs. O’Connor and Valiaveedan were updated to reflect key goals for fiscal 2015.

6. TAX DEDUCTIBILITY AND ACCOUNTING IMPLICATIONS

As a general matter, the Committee always takes into account the various tax and accounting implications of compensation. When determining amounts of equity grants to executives and employees, the Committee also examines the accounting cost associated with the grants.

Certain of the Company’s incentive compensation programs are intended to allow the Company to make awards to executive officers that are deductible under Section 162(m), which provision otherwise sets limits on the tax deductibility of compensation paid to a company’s most highly compensated executive officers (with the exception of the Company’s CFO). The Committee will continue to seek ways to limit the impact of Section 162(m). However, the Committee believes that the tax deduction limitation should not compromise the Company’s ability to establish and implement compensation and incentive programs that support the compensation objectives discussed above. Accordingly, achieving these objectives and maintaining required flexibility in this regard may result in compensation that is not deductible for federal income tax purposes. The bonus formulas approved by the Committee for fiscal 2014 were, however, intended to be established in accordance with the requirements for deductibility as performance-based compensation under Section 162(m).

7. TIMING AND PRICING OF STOCK OPTIONS AND MSUs

For fiscal 2014, stock options and MSUs were granted on the second Friday in June for all eligible employees, consistent with our practice of granting equity awards annually on the second Friday in June. The Company’s practice of setting “fixed” equity award grant dates is designed to avoid the possibility that the Company could grant stock awards prior to the release of material, non-public information that is likely to result in an increase in its stock price, or delay the grant of stock awards until after the release of material, non-public information that is likely to result in a decrease in the Company’s stock price.  Exercise prices of stock options were set at the closing trading price per share of the Company’s Class A Common Stock on the NYSE on the date the options were granted. No stock options were granted to the CEO, CFO or COO in fiscal 2014.

8. STOCK OWNERSHIP GUIDELINES

The Board of Directors has adopted stock ownership guidelines, which set forth recommended minimum amounts of stock ownership, directly or beneficially, for the CEO, CFO, COO and non-employee Directors.  The Corporate Governance and Nominating Committee reviews adherence to the Company’s stock ownership guidelines on an annual basis, which guidelines are incorporated into the Company’s Guidelines.  The Company believes these guidelines further enhance the Company’s commitment to aligning the interests of our non-employee Directors and senior management with those of our shareholders.

Under the terms of the ownership guidelines, once the stock ownership guidelines are met, they are deemed satisfied for subsequent annual review periods, regardless of decreases in the Company’s stock price on the NYSE.

Senior Executive Officers

The guidelines provide that the following senior executive officers of the Company are requested to achieve and maintain minimum stock ownership amounts as follows:

CEO – 6 times current base salary

CFO – 3 times current base salary

COO – 3 times current base salary

The CEO, CFO and COO currently meet their respective stock ownership guidelines.

See “Non-Employee Director Compensation” for information on the stock ownership guidelines for non-employee Directors.

EXECUTIVE COMPENSATION

1. SUMMARY COMPENSATION TABLE

The following table summarizes the compensation for the fiscal years ended October 31, 2014, October 31, 2013, and October 31, 2012 of the chief executive officer, the chief financial officer, and the next three most highly compensated persons serving as executive officers as of October 31, 2014. These five individuals compose our named executive officers or NEOs.

Summary Compensation Table

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compen- sation ($) (6)	Total ($) (7)
Ara K. Hovnanian,	2014	1,092,606	—	3,433,500	—	1,140,293	—	250,220	5,916,619
President, Chief Executive	2013	1,092,606	—	1,966,692	3,084,000	2,534,152	—	185,619	8,863,069
Officer and Chairman of the Board	2012	1,092,606	—	—	1,032,000	949,500	—	181,582	3,255,688

J. Larry Sorsby,	2014	617,885	—	686,700	—	443,108	—	61,698	1,809,391
Executive Vice President	2013	600,000	—	719,999	616,800	953,600	—	49,897	2,940,296
and Chief Financial Officer	2012	600,000	—	—	206,400	350,000	—	50,433	1,206,833

Thomas J. Pellerito,	2014	617,885	—	457,800	—	443,108	—	64,150	1,582,943
Chief Operating Officer	2013	590,385	—	719,999	411,200	890,500	—	41,823	2,653,907
	2012	538,462	—	—	137,600	250,000	—	46,406	972,468

Brad G. O’Connor,	2014	328,818	—	—	61,200	197,327	—	32,299	619,644
Vice President — Chief	2013	317,512	—	191,583	102,800	279,920	—	16,626	908,441
Accounting Officer and	2012	308,029	50,000	—	35,600	93,000	—	28,303	514,932
Corporate Controller

David G. Valiaveedan,	2014	307,603	—	—	61,200	153,831	—	28,072	550,706
Vice President — Finance	2013	297,027	—	179,222	77,100	234,535	—	16,622	804,506
and Treasurer	2012	288,821	50,000	—	26,700	72,500	—	28,269	466,290

(1)

“Salary” Column. The effective date of the last base salary increases for Messrs. Sorsby, Pellerito, O’Connor and Valiaveedan was December 21, 2013.  These increases occurred after the beginning of fiscal 2014, resulting in a prorated base salary for fiscal 2014.

(2)

“Bonus” Column. In accordance with SEC rules, the “Bonus” column discloses discretionary cash bonus awards.  Discretionary bonuses of $50,000 were granted to each of Messrs. O’Connor and Valiaveedan, for their performance during fiscal 2012. These awards recognized their significant contributions involving capital raising/restructuring activities as well as their leadership and assistance in generating positive operating trends in the latter half of fiscal 2012. The cash portion of bonuses earned based on the NEOs meeting either financial performance-based measures or personal objectives portions of their regular bonus programs are reflected in the Summary Compensation Table as “Non-Equity Incentive Plan Compensation” and described under footnote (5) below.

(3)

“Stock Awards” Column. This column reflects the aggregate grant date fair value of the portion of the 2013 LTIP awarded in fiscal 2013 that may be paid out in shares and, for Messrs. Hovnanian, Sorsby and Pellerito, the aggregate grant date fair value of the MSUs granted in fiscal 2014, which were, in each case, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are set forth in Footnotes 3 and 16 to the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2014.  The grant date fair value of the share portion of the 2013 LTIP awards is based upon the probable outcome of the performance conditions as of the grant date. The maximum values of the share portion of the 2013 LTIP would be $4,916,734, $1,799,998, $1,799,998, $478,960 and $448,054 for Messrs. Hovnanian, Sorsby, Pellerito, O’Connor and Valiaveedan, respectively.  The 2013 LTIP award levels above are subject to performance over a 31-month period (grant date through the end of fiscal 2015) and, if earned, awards are subject to vesting restrictions that extend through the end of fiscal 2017, or a total of 55 months from the grant date. Fifty percent of the MSU awards are subject to financial performance conditions in addition to the stock price performance conditions applicable to all MSU awards, and the grant date fair value of the MSU awards reported above is based upon the maximum achievement of the financial performance conditions. The stock price performance conditions applicable to all MSU awards are a market condition as defined under FASB ASC Topic 718, and not a performance condition as defined under FASB ASC Topic 718. Accordingly, there are no maximum grant date fair values that differ from the fair values presented in this column. The MSUs are subject to vesting restrictions that extend through June 13, 2019.

(4)

“Option Awards” Column. Similar to the “Stock Awards” column, this column reflects the aggregate grant date fair values of stock options awarded in the fiscal year indicated and, in the case of performance-based options, at maximum performance. Amounts were computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are set forth in Footnotes 3 and 16 to the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2014. The number of options granted in fiscal 2013 for all NEOs was the same as the number of options granted in fiscal 2012; however, fiscal 2013 option values reported in this column are significantly higher because the closing stock price on the 2013 grant date on which the Black-Scholes calculation was based was 191% higher than the closing stock price on the 2012 grant date. Fifty percent of the fiscal 2013 option awards for Messrs. Hovnanian, Sorsby and Pellerito vest in four equal annual installments, commencing on the second anniversary date of the grant, except that no portion of the award will vest unless the Committee determines that the Company achieved $100 million in pre-tax profit in at least one of fiscal 2014, fiscal 2015 or fiscal 2016, as described further below under footnote (6) to the Outstanding Equity Awards at Fiscal 2014 Year-End table. All of the fiscal 2012 option awards for Messrs. Hovnanian, Sorsby and Pellerito had exercise prices set 33 1/3% above the Company’s closing stock price on the date of grant and vest in four equal annual installments, commencing on the second anniversary date of the grant.

(5)

“Non-Equity Incentive Plan Compensation” Column. This column represents the performance-based annual bonus awards earned by the NEOs in the fiscal year indicated and the cash portion of the 2010 LTIP award earned by the NEOs in fiscal 2013. The fiscal 2013 annual bonus awards for Messrs. Hovnanian, Sorsby, Pellerito, O’Connor and Valiaveedan were $1,500,000, $575,000, $575,000, $191,580 and $149,350, respectively. The cash portions of the 2010 LTIP awards earned in fiscal 2013 by Messrs. Hovnanian, Sorsby, Pellerito, O’Connor and Valiaveedan were $1,034,152, $378,600, $315,500, $88,340 and $85,185, respectively.

(6)	“All Other Compensation” Column. This column discloses all other compensation for the fiscal year indicated, including reportable perquisites and other personal benefits.

For fiscal 2014, total perquisites and other personal benefits, and those that exceeded the greater of $25,000 or 10% of total perquisites and other personal benefits for each NEO, were as follows:

	Total Perquisites and Description		Fiscal 2014 Perquisites that Exceeded the Greater of $25,000 or 10% of Total Perquisites
Name	Total Fiscal 2014 Perquisites ($)	Types of Perquisites (a)	Personal Use of the Company’s Fractional Aircraft Share ($) (b)	Personal Use of Company’s Automobiles ($) (c)	Personal Income Tax Preparation ($) (d)
Ara K. Hovnanian	207,264	(1) (2) (4) (5) (6) (7)	59,211	103,084	25,056
J. Larry Sorsby	33,932	(3) (4) (5)	N/A	N/A	N/A
Thomas J. Pellerito	35,705	(3) (4) (5)	N/A	N/A	N/A
Brad G. O’Connor	14,527	(3) (4) (5)	N/A	N/A	N/A
David G. Valiaveedan	14,527	(3) (4) (5)	N/A	N/A	N/A

(a)

(1) Personal use of the Company’s fractional aircraft share; (2) Personal use of the Company’s automobiles; (3) Auto allowance and/or car maintenance and fuel expenses; (4) Company-subsidized medical premiums under grandfathered service provision and premiums for long-term disability insurance; (5) Use of the Company’s Annual Executive Physical Exam Program; (6) Golf/country club membership fees; and (7) Personal income tax preparation.

(b)

The incremental costs of personal use of the Company’s fractional aircraft share are calculated as (1) the total operating costs (including trip-based management fees) directly associated with personal trips, plus (2) the allocable share of all other costs of the aircraft for the fiscal year (including depreciation or lease payments) based upon the percentage of total hours flown during the fiscal year represented by personal trips.  No “deadhead” flights occurred in fiscal 2014.

(c)

The incremental costs of personal use of the Company’s automobiles are calculated as the allocable share of all costs of the automobiles for the fiscal year (including depreciation and, for the CEO, the Company's driver's salary and benefits) based upon the percentage of total miles driven during the fiscal year represented by personal trips.

(d)	Reflects the Company’s reimbursement of actual tax preparation expenses incurred by Mr. Hovnanian.

In addition to the perquisites and other personal benefits listed above, the NEOs received the following other compensation in fiscal 2014:

Fiscal 2014 All Other Compensation Other Than Perquisites (Supplemental Table)

Name	Term Life Insurance Premiums ($)	Company Contributions to the Executive’s Retirement Plan (401(k)) ($) (a)	Company Contributions to the Executive Deferred Compensation Plan (EDCP) ($)
Ara K. Hovnanian	1,713	15,600	25,643
J. Larry Sorsby	1,713	15,600	10,453
Thomas J. Pellerito	2,267	15,600	10,578
Brad G. O’Connor	708	15,600	1,464
David G. Valiaveedan	860	11,541	1,144

(a)

Beginning with the January 10, 2014 pay period, the Company reinstated its 401(k) match to up to 6% of the employee’s contribution, based on tenure.  This applied to all participants in the 401(k) plan, including the NEOs.  For the portion of fiscal 2014 prior to that pay period, the Company’s 401(k) match was up to 3% of the employee’s contribution, based on tenure.

(7)

“Total” Compensation Column. This column reflects the sum of all the columns other than the Change in Pension Value and Nonqualified Deferred Compensation Earnings column (the Salary, Bonus, Stock Awards, Option Awards, Non-Equity Incentive Plan Compensation and All Other Compensation columns) of the Summary Compensation Table.

Fiscal 2014 Total Compensation (Supplemental Table). The Fiscal 2014 Total Compensation (Supplemental Table) below includes the same amounts as the “Salary,” “Bonus,” “Non-Equity Incentive Plan Compensation,” “Change in Pension Value and Nonqualified Deferred Compensation Earnings” and “All Other Compensation” columns of the Summary Compensation Table for fiscal 2014, but values stock awards and option awards for the fiscal year differently, as explained in footnotes (a), (b) and (c) below.

The table below is intended to provide additional, supplemental compensation disclosure and not as a replacement for the Summary Compensation Table.

Fiscal 2014 Total Compensation (Supplemental Table)

Name	Fiscal 2014 Salary ($)	Fiscal 2014 Cash Bonus ($)	Fiscal 2014 Stock Vested (excluding LTIP) ($) (a)	Intrinsic Value of Options Granted in Fiscal 2014 ($) (b)	2010 LTIP Stock Realized ($) (c)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	Fiscal 2014 All Other Compensation ($)	Total of All Columns of Supplemental Table ($)
Ara K. Hovnanian	1,092,606	1,140,293	14,313	N/A	1,217,029	—	250,220	3,714,461
J. Larry Sorsby	617,885	443,108	2,863	N/A	445,552	—	61,698	1,571,106
Thomas J. Pellerito	617,885	443,108	1,910	N/A	371,292	—	64,150	1,498,345
Brad G. O’Connor	328,818	197,327	573	—	103,964	—	32,299	662,981
David G. Valiaveedan	307,603	153,831	4,445	—	100,249	—	28,072	594,200

(a)

“Fiscal 2014 Stock Vested (excluding LTIP)” column, for Messrs. Hovnanian, Sorsby, Pellerito and O'Connor, represents the portion of the RSU awards granted to them on June 10, 2011 that vested in fiscal 2014, at the stock price on the date of vesting.  For Mr. Valiaveedan, the amount represents the portion of RSU awards granted to him on June 12, 2009, June 11, 2010 and June 10, 2011 that vested in fiscal 2014, at the stock price on the date of vesting.

(b)

The “Intrinsic Value of Options Granted in Fiscal 2014” column is based on the intrinsic value or degree to which the stock option was “in-the-money” for options granted in fiscal 2014 as of the grant date, instead of the grant date fair values of option awards granted in fiscal 2014, as discussed under footnote (4) above.

(c)

Reflects the stock portion of the 2010 LTIP awards that were realized in fiscal 2014 based on the stock price on the October 31, 2014 vesting date.   The shares relating to the stock portion of the 2010 LTIP awards began to be distributed in January 2014, and are subject to additional vesting terms as described in the “Compensation Discussion and Analysis” section above.

2. GRANTS OF PLAN-BASED AWARDS IN FISCAL 2014

The following table summarizes both:

(1)         The potential equity and non-equity incentive plan awards that could have been or could be earned by each of the NEOs at the defined levels of “Threshold,” “Target” and “Maximum” based on the performance-based awards granted to the NEOs in fiscal 2014; and

(2)         All other plan-based awards, such as stock options and non-performance-based RSUs, granted in fiscal 2014.

Each of the following columns is described in the footnotes below the table.

Grants of Plan-Based Awards in Fiscal 2014

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date		Threshold	Target	Maximum	Threshold	Target	Maximum	(#)	(#) (5)	(6)	($) (7)
Ara K.		(1)	0	—	2,500,000	N/A	N/A	N/A
Hovnanian	6/13/2014	(2)				150,000	300,000	525,000				1,705,500
	6/13/2014	(3)				0	300,000	525,000				1,728,000

J. Larry		(1)	0	950,000	950,000	N/A	N/A	N/A
Sorsby	6/13/2014	(2)				30,000	60,000	105,000				341,100
	6/13/2014	(3)				0	60,000	105,000				345,600

Thomas J.		(1)	0	525,000	950,000	N/A	N/A	N/A
Pellerito	6/13/2014	(2)				20,000	40,000	70,000				227,400
	6/13/2014	(3)				0	40,000	70,000				230,400

Brad G.		(1)	65,776	197,327	197,327	N/A	N/A	N/A
O’Connor	6/13/2014	(4)								20,000	4.41	61,200

David G.		(1)	76,915	153,831	153,831	N/A	N/A	N/A
Valiaveedan	6/13/2014	(4)								20,000	4.41	61,200

(1)

Regular Bonuses for CEO and CFO. As stated above under “Regular Bonuses” in the Compensation Discussion and Analysis, the fiscal 2014 bonus formulas for Messrs. Hovnanian and Sorsby were based on the greater of (a) the ROACE calculation method or (b) the sum of the Pre-tax Profit and Liquidity Balances calculation method, except that their total bonuses could not exceed $2,500,000 and $950,000, respectively.  As described above under “Regular Bonuses” in the Compensation Discussion and Analysis, these NEOs would not earn any bonus under the ROACE calculation method if the ROACE percentage was zero or lower (as was the case in fiscal 2014) and would not earn any bonus under the Pre-tax Profit and Liquidity Balances calculation method if (a) the percentage change in Pre-tax Profit between fiscal 2013 and fiscal 2014 was below -40% and (b) Liquidity Balances were above $170 million for less than two fiscal 2014 quarter-ends.  Because bonus amounts above that level in Pre-tax Profit change, however, would be interpolated, $0 has been disclosed at the “threshold” level for purposes of the above table for these NEOs.

For purposes of the above table presentation, bonuses earned at the “target” levels for the CEO and the CFO would be equal to the greater of (a) the ROACE calculation method assuming a “target” ROACE percentage of 15% in accordance with the respective bonus formula tables or (b) the amount that could be earned under the Pre-tax Profit and Liquidity Balances calculation at the “target” level or the “mid-point” range of the respective bonus formula tables as described above under “Regular Bonuses” in the Compensation Discussion and Analysis, except that their total bonuses could not exceed $2,500,000 and $950,000 for the CEO and CFO, respectively. Based on the greater of both components of their respective “target” levels of the bonus formulas, the ROACE portion of the bonus formulas would be greater than the Pre-tax Profit and Liquidity Balances portion for Mr. Sorsby. As a result, the total cash bonus payable to Mr. Sorsby at this level would be capped at $950,000.  Mr. Hovnanian’s ROACE calculation method would provide for a payment of 1.5% of Pre-tax Profit and, because Pre-tax Profit was not determinable at the time the fiscal 2014 bonus formula was established, no target amount is reflected for Mr. Hovnanian in the above table.

The maximum cash bonuses that could be earned by Messrs. Hovnanian and Sorsby for fiscal 2014 under either the ROACE calculation method or the Pre-tax Profit and Liquidity Balances calculation method were capped at $2,500,000 and $950,000, respectively.

Regular Bonus for COO. As described above under “Regular Bonuses” in the Compensation Discussion and Analysis, the fiscal 2014 bonus formula for Mr. Pellerito was based solely on the Pre-tax Profit and Liquidity Balances calculation method, except that his bonus could not exceed $950,000.  Mr. Pellerito would not earn any bonus under the Pre-tax Profit and Liquidity Balances calculation method if (a) the percentage change in Pre-tax Profit between fiscal 2013 and fiscal 2014 was below -40% and (b) Liquidity Balances were above $170 million for less than two fiscal 2014 quarter-ends.  Because bonus amounts above that level in Pre-tax Profit change, however, would be interpolated, $0 has been disclosed at the “threshold” level for purposes of the above table for this NEO.

For purposes of the above table presentation, the bonus earned at the “target” level for the COO would be the amount that could be earned under the Pre-tax Profit and Liquidity Balances calculation at the “target” level of the bonus formula described above under “Regular Bonuses” in the Compensation Discussion and Analysis. The total cash bonus payable to Mr. Pellerito at this level would be $525,000. This is based on a 20% change in Pre-tax Profit between fiscal 2013 and fiscal 2014, which would earn $425,000, plus $100,000 earned for three quarter-ends at or above the target liquidity amount under the Liquidity measure.

The maximum cash bonus that could be earned by Mr. Pellerito for fiscal 2014 was capped at $950,000.

Regular Bonuses for the Vice President — Chief Accounting Officer and Corporate Controller and the Vice President — Finance and Treasurer. As stated above under “Regular Bonuses” of the Compensation Discussion and Analysis, the fiscal 2014 bonus formulas for Messrs. O’Connor and Valiaveedan were based on both the ROACE calculation method and the “Meeting Personal Objectives” method, subject to a cap equal to the maximum percentages of base salary they could achieve under the personal objectives portion of their respective bonus formulas. If the Company achieved positive Pre-tax Profit in fiscal 2014, the caps were 60% and 50% of base salary, respectively. If the Company did not achieve positive Pre-tax Profit in fiscal 2014, the caps would be 30% and 25%, respectively.

For purposes of the above table presentation, the “threshold” level is defined as when the ROACE percentage and Pre-tax Profit are at or below zero and the “threshold” achievement of the personal objectives established for Messrs. O’Connor and Valiaveedan at the beginning of the fiscal year (as described above in the Compensation Discussion and Analysis under “Regular Bonuses”) is achieved. Based on the “threshold” level, these NEOs would not have earned a bonus payout for fiscal 2014 based on the ROACE percentage, but, based upon the “threshold” achievement of their personal objectives, Messrs. O’Connor and Valiaveedan would have earned bonus payouts of 20% and 30% of their base salary, respectively.  However, because Mr. Valiaveedan’s bonus payout would exceed the cap of 25% of his base salary, his award would be capped. As a result, for fiscal 2014, Messrs. O’Connor and Valiaveedan at “threshold” would have earned cash bonuses of $65,776 and $76,915, respectively.

For purposes of the above table presentation, the “target” level assumes the Company’s ROACE percentage is at 15%, the Company achieves positive Pre-tax Profit and the “target” or a “substantial” percentage of the personal objectives established for Messrs. O’Connor and Valiaveedan at the beginning of the fiscal year is achieved. Since the payouts based on their respective “target” levels would exceed the maximum percentages of base salary they could achieve under the personal objectives portion of their respective bonus formulas, the bonuses for Messrs. O’Connor and Valiaveedan at this level would be capped. The applicable caps of 60% and 50% of base salary for Messrs. O’Connor and Valiaveedan, respectively, would result in bonuses of $197,327 and $153,831, respectively.

For purposes of this table presentation, the “maximum” level is defined as when the Company achieves positive Pre-tax Profit and when the maximum award earned under the ROACE calculation method and the maximum award if all or an “outstanding” percentage of the personal objectives established for Messrs. O’Connor and Valiaveedan at the beginning of the fiscal year are achieved. The maximum bonus payable under the ROACE calculation is capped at a 20% ROACE level for Messrs. O’Connor and Valiaveedan. Since the payouts based on the maximum level would exceed the maximum percentages of base salary they could achieve under the personal objectives portion of their respective bonus formulas, the bonuses for Messrs. O’Connor and Valiaveedan would be capped. The applicable caps of 60% and 50% of base salary for Messrs. O’Connor and Valiaveedan, respectively, would result in bonuses of $197,327 and $153,831, respectively.

(2)

MSU Awards Not Subject to Financial Performance Conditions. Represents the portion of the MSU awards for Messrs. Hovnanian, Sorsby and Pellerito that is not subject to performance conditions in addition to the stock price performance condition applicable to all MSU awards. Mr. Hovnanian’s MSU award was granted in the form of rights to receive shares of Class B Common Stock and the MSU awards for Messrs. Sorsby and Pellerito were granted in the form of rights to receive shares of Class A Common Stock.

For purposes of the above table presentation, the “threshold” level is defined as the level at which the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on the vesting date is equal to 50% of the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on the grant date. The “target” level is defined as when the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on the vesting date is equal to the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on the grant date. The “maximum” level is defined as when the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on the vesting date is greater than or equal to 175% of the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on the grant date.

(3)

Financial Performance-Based MSU Awards.  Represents the portion of the MSU awards for Messrs. Hovnanian, Sorsby and Pellerito that is subject to financial performance conditions in addition to the stock price performance conditions applicable to all MSU awards. Mr. Hovnanian’s MSU award was granted in the form of rights to receive shares of Class B Common Stock and the MSU awards for Messrs. Sorsby and Pellerito were granted in the form of rights to receive shares of Class A Common Stock.

For purposes of the above table presentation, the “threshold” level is defined as when fiscal 2016 total revenue growth compared to fiscal 2014 total revenue is 0% and the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on the vesting date is equal to 50% of the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on the grant date. The “target” level is defined as when fiscal 2016 total revenue growth compared to fiscal 2014 total revenue is 12.5% and the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on the vesting date is equal to the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on the grant date. The “maximum” level is defined as when fiscal 2016 total revenue growth compared to fiscal 2014 total revenue is 25% or greater and the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on the vesting date is greater than or equal to 175% of the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on the grant date. Because payout calculations of the “threshold” level would be interpolated, $0 has been disclosed at the “threshold” level for purposes of the above table for this portion of the MSU awards.

(4)	Stock Option Awards. These rows represent the number of stock options granted to Messrs. O’Connor and Valiaveedan in fiscal 2014.

(5)

“All Other Option Awards: Number of Securities Underlying Options” Column. This column discloses the number of stock options (not tied to any financial or personal objectives performance measure) awarded to an NEO in fiscal 2014.  These stock options generally vest in four equal installments, commencing on the second anniversary of the grant date.

(6)	“Exercise or Base Price of Option Awards” Column. The option exercise price is the closing price per share of the Company’s Class A Common Stock on the NYSE on the day of the option grant.

(7)

“Grant Date Fair Value of Stock and Option Awards” Column. The grant date fair value of the stock option grants was computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are set forth in Footnotes 3 and 16 to the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2014. The value for options was calculated based on the Black-Scholes option pricing model in which the option fair value as of the grant date (June 13, 2014) was determined to be $3.06. The grant date fair value of all MSU awards was determined under FASB ASC Topic 718 using a Monte Carlo simulation model which simulates a range of possible future stock prices and estimates the probabilities of the potential payouts. The grant date fair value of the MSUs that are subject to financial performance conditions in addition to the stock price performance conditions applicable to all MSU awards was determined under FASB ASC Topic 718 on the basis of the expected outcome as of the grant date, which was the maximum achievement of the financial performance conditions.

3. OUTSTANDING EQUITY AWARDS AT FISCAL 2014 YEAR-END

The following table shows all unexercised stock options, unvested deferred shares, unvested RSUs, unearned and unvested MSUs, unvested share portions of the 2010 LTIP and unearned and unvested share portions of the 2013 LTIP held at the end of fiscal 2014 by the NEOs.

Outstanding Equity Awards at Fiscal 2014 Year-End

		OPTION AWARDS							STOCK AWARDS
Name	Grant Date (1)	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not vested (#)		Market Value of Shares or Units of Stock that have not vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares or other Rights that have not vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or other Rights that have not vested ($)
Ara	06/13/08	375,000		—	—		6.46	06/12/18	—		—		—		—
Hovnanian	06/12/09	750,000	(2)	—	—		2.55	06/11/19	—		—		—		—
	06/11/10	281,250		93,750	—		4.73	06/10/20	215,784	(3)	811,348	(3)	—		—
	06/10/11	168,750	(4)	168,750	—		1.93	06/09/21	6,250	(4)	23,500		—		—
	06/08/12	150,000		450,000	—		2.88	06/07/22	—		—		—		—
	03/11/13	—		—	—		—	—	—		—		331,093	(5)	1,244,910	(5)
	06/14/13	—		300,000	300,000	(6)	6.28	06/13/23	—		—		—		—
	06/13/14	—		—	—		—	—	—		—		300,000	(7)	1,128,000	(7)
	06/13/14	—		—	—		—	—	—		—		0	(8)	0	(8)

J. Larry	06/13/08	75,000		—	—		6.46	06/12/18	—		—		—		—
Sorsby	06/12/09	150,000	(2)	—	—		2.55	06/11/19	—		—		—		—
	06/11/10	75,000		—	—		4.73	06/10/20	—	(3)	—	(3)	—		—
	06/10/11	67,500	(4)	—	—		1.93	06/09/21	1,250	(4)	4,700		—		—
	06/08/12	120,000		—	—		2.88	06/07/22	—		—		—		—
	03/11/13	—		—	—		—	—	—		—		121,212	(5)	455,757	(5)
	06/14/13	60,000		—	60,000	(6)	6.28	06/13/23	—		—		—		—
	06/13/14	—		—	—		—	—	—		—		60,000	(7)	225,600	(7)
	06/13/14	—		—	—		—	—	—		—		0	(8)	0	(8)

Thomas J.	06/13/08	10,000		—	—		6.46	06/12/18	—		—		—		—
Pellerito	06/12/09	35,000		—	—		2.55	06/11/19	—		—		—		—
	06/11/10	50,000		—	—		4.73	06/10/20	—	(3)	—	(3)	—		—
	06/10/11	45,000		—	—		1.93	06/09/21	—		—		—		—
	06/08/12	80,000		—	—		2.88	06/07/22	—		—		—		—
	03/11/13	—		—	—		—	—	—		—		121,212	(5)	455,757	(5)
	06/14/13	40,000		—	40,000	(6)	6.28	06/13/23	—		—		—		—
	06/13/14	—		—	—		—	—	—		—		40,000	(7)	150,400	(7)
	06/13/14	—		—	—		—	—	—		—		0	(8)	0	(8)

Brad G.	06/13/08	15,000		—	—		6.46	06/12/18	—		—		—		—
O’Connor	06/12/09	25,000		—	—		2.55	06/11/19	—		—		—		—
	06/11/10	11,250		3,750	—		4.73	06/10/20	18,432	(3)	69,304	(3)	—		—
	06/10/11	6,750		6,750	—		1.93	06/09/21	250		940		—		—
	06/08/12	5,000		15,000	—		2.16	06/07/22	—		—		—		—
	03/11/13	—		—	—		—	—	—		—		32,253	(5)	121,271	(5)
	06/14/13	—		20,000	—		6.28	06/13/23	—		—		—		—
	06/13/14	—		20,000	—		4.41	06/12/24	—		—		—		—

David G.	06/13/08	7,500		—	—		6.46	06/12/18	—		—		—		—
Valiaveedan	06/12/09	13,125		—	—		2.55	06/11/19	—		—		—		—
	06/11/10	8,439		2,811	—		4.73	06/10/20	18,085	(3)	68,000	(3)	—		—
	06/10/11	5,626		5,624	—		1.93	06/09/21	624		2,346		—		—
	06/08/12	3,750		11,250	—		2.16	06/07/22	—		—		—		—
	03/11/13	—		—	—		—	—	—		—		30,172	(5)	113,447	(5)
	06/14/13	—		15,000	—		6.28	06/13/23	—		—		—		—
	06/13/14	—		20,000	—		4.41	06/12/24	—		—		—		—

(1)

The options represented in the table (except as discussed in footnotes (2), (4) and (6) below) vest 25% per year beginning on the second anniversary of the date of grant. In each case, upon termination due to death, disability or qualified retirement, the options, to the extent not previously vested and exercised, would become fully vested and exercisable, subject, in the case of the 2013 grants, to meeting the performance conditions discussed in footnote (6) below. The RSU awards represented in the table (except as discussed in footnote (4) below) vest 25% per year beginning on the second anniversary of the date of grant. In each case, upon termination due to death, disability or qualified retirement, but only if such retirement occurs on or after the first anniversary of the date of the grant, the RSUs, to the extent not previously vested and distributed, would become fully vested and distributable. Currently, Messrs. Sorsby and Pellerito are the only NEOs who are retirement eligible and qualify for accelerated vesting on the basis of retirement. Therefore, all of these NEOs’ outstanding options for which the performance conditions, if any, have been met have been treated as immediately vested, and Mr. Pellerito’s RSUs are treated as vested on the first anniversary of the grant date, for purposes of this table. In connection with the amendments to their options and RSUs awarded in fiscal 2011 described in footnote (4) below, Messrs. Hovnanian and Sorsby agreed to eliminate accelerated vesting of such RSUs on the basis of qualified retirement. In addition, following fiscal 2011 year-end, the Company entered into change in control severance agreements with Messrs. O’Connor and Valiaveedan pursuant to which their unvested options would become fully vested and exercisable and their RSUs would become fully vested and distributable if they are terminated under specified conditions following a change in control of the Company.  All stock option and RSU grants were made in the form of rights to receive shares of Class A Common Stock except for the CEO, whose grants were made in the form of rights to receive shares of Class B Common Stock.

(2)

Included in these numbers are 375,000 and 75,000 performance-based options for Mr. Hovnanian and Mr. Sorsby, respectively (50% of the options reflected for each NEO).  These performance-based options follow the same vesting schedule as standard stock options, except that the Committee must determine that (a) the Company’s EBITDA for fiscal 2009 was at least $200 million greater than the Company’s EBITDA for fiscal 2008 and (b) the Company’s EBITDA for fiscal 2010 was at least $300 million greater than the Company’s EBITDA for fiscal 2008. For this purpose, “EBITDA” was defined as the Company’s consolidated earnings before interest expense, income taxes, depreciation and amortization (but including inventory impairment loss and land option write-offs and gain on extinguishment of debt), determined in a manner consistent with the Company’s ordinary course practices for quarterly press release financial reporting purposes. At the end of fiscal 2009, the Committee determined that the first performance hurdle was achieved since the Company’s EBITDA for fiscal 2009 was at least $200 million greater than in fiscal 2008.  At the end of fiscal 2010, the Committee determined that the second performance hurdle was achieved since the Company’s EBITDA for fiscal 2010 was at least $300 million greater than in fiscal 2008.

(3)

Represents the number and value of shares underlying the share portion of the 2010 LTIP awards granted on June 11, 2010 earned based on actual results that are still subject to future vesting and, for Mr. Valiaveedan, 311 unvested RSUs from his June 10, 2011 grant. Messrs. Sorsby and Pellerito’s 2010 LTIP awards are not included because Messrs. Sorsby and Pellerito are “retirement eligible” and qualify for accelerated vesting on the basis of retirement.

(4)

In February 2012, these awards were amended to require that, as a condition of vesting, the Company’s Adjusted EBITDA must exceed “fiscal 2011 actual EBITDA” for two consecutive fiscal years, in the case of options, during the option term and, in the case of RSUs, prior to the tenth anniversary of the grant date.  Regardless of when the performance criteria are met, vesting will not occur sooner than 25% per year beginning on the second anniversary of the grant date.  For this purpose, “fiscal 2011 actual EBITDA” is defined as the Company’s consolidated earnings before interest expense, income taxes, depreciation and amortization, each as reported in our consolidated financial statements for the year ended October 31, 2011.  Adjusted EBITDA will be based on EBITDA, calculated as described in the previous sentence, excluding inventory impairment losses and land option write-offs and gains or losses on extinguishment of debt.  At the end of both fiscal 2012 and fiscal 2013, the Committee determined that the Company’s Adjusted EBITDA exceeded fiscal 2011 actual EBITDA and that the performance criteria of “two consecutive fiscal years” had been met.

(5)

Represents the number and value of the shares underlying the share portion of the 2013 LTIP awards granted on March 11, 2013.  Because performance through the end of fiscal 2014 was between the threshold and target levels, the number and value of shares underlying the awards are based on target performance.

(6)

In fiscal 2013, the Committee determined that 50% of the stock options granted in June 2013 to the CEO, CFO and COO would be subject to performance conditions. These performance-based options vest in four equal annual installments, commencing on the second anniversary date of the grant, except that no portion of the award will vest unless the Committee determines that the Company achieved $100 million in pre-tax profit in at least one of fiscal 2014, fiscal 2015 or fiscal 2016. For this purpose, “pre-tax profit” is defined as earnings (losses) before income tax expense as reflected on our audited financial statements, excluding the impact of any items deemed by the Committee to be extraordinary items (for example, losses from land impairments and losses from debt repurchases/debt retirement such as call premiums, above par purchase prices and related issuance costs or gains from debt repurchases). As of the end of fiscal 2014, the performance criteria had not been met.

(7)

Represents the number and value of the shares underlying the portion of the MSU awards granted on June 13, 2014 that is not subject to financial performance conditions in addition to the stock price performance conditions applicable to all MSU awards. Based on the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on October 31, 2014, stock price performance was between the threshold and target levels, therefore the number and value of shares underlying the awards are based on target stock price performance.

(8)

Represents the number and value of the shares underlying the MSU awards granted on June 13, 2014 that is subject to financial performance conditions in addition to the stock price performance conditions applicable to all MSU awards.  Because the performance period will commence on November 1, 2015, which is after the date of this table, the number and value of shares underlying the awards are based on threshold performance. At threshold performance, no shares would be paid out to the NEOs.

The following table shows the total value of all unexercised stock options (exercisable and unexercisable) that each of the NEOs held at the end of fiscal 2014:

Value of Outstanding Option Awards at Fiscal 2014 Year-End (Supplemental Table)

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Value of Unexercised In The Money Options Exercisable ($) (a)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Value of Unexercised In The Money Options Unexercisable ($) (a)
Ara Hovnanian	06/13/08	375,000	0	—	—
	06/12/09	750,000	907,500	—	—
	06/11/10	281,250	0	93,750	0
	06/10/11	168,750	308,813	168,750	308,813
	06/08/12	150,000	132,000	450,000	396,000
	06/14/13	—	—	600,000	0

J. Larry Sorsby	06/13/08	75,000	0	—	—
	06/12/09	150,000	181,500	—	—
	06/11/10	75,000	0	—	—
	06/10/11	67,500	123,525	—	—
	06/08/12	120,000	105,600	—	—
	06/14/13	60,000	0	60,000	0

Thomas J. Pellerito	06/13/08	10,000	0	—	—
	06/12/09	35,000	42,350	—	—
	06/11/10	50,000	0	—	—
	06/10/11	45,000	82,350	—	—
	06/08/12	80,000	70,400	—	—
	06/14/13	40,000	0	40,000	0

Brad G. O’Connor	06/13/08	15,000	0	—	—
	06/12/09	25,000	30,250	—	—
	06/11/10	11,250	0	3,750	0
	06/10/11	6,750	12,353	6,750	12,353
	06/08/12	5,000	8,000	15,000	24,000
	06/14/13	—	—	20,000	0
	06/13/14	—	—	20,000	0

David G. Valiaveedan	06/13/08	7,500	0	—	—
	06/12/09	13,125	15,881	—	—
	06/11/10	8,439	0	2,811	0
	06/10/11	5,626	10,296	5,624	10,292
	06/08/12	3,750	6,000	11,250	18,000
	06/14/13	—	—	15,000	0
	06/13/14	—	—	20,000	0

(a)	Based on the difference between the closing trading price of the Company’s Class A Common Stock on the NYSE at October 31, 2014 and the exercise price of the options.

4. OPTION EXERCISES AND STOCK VESTED IN FISCAL 2014

The following table discloses information with respect to stock options exercised by the NEOs in fiscal 2014 and stock awards held by them that vested in fiscal 2014:

Option Exercises and Stock Vested in Fiscal 2014

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Name	(#)	($)	(#)	($) (1)
Ara K. Hovnanian	—	—	326,803	1,231,342	(2)
J. Larry Sorsby	—	—	625	2,863	(3)
Thomas J. Pellerito	—	—	—	—
Brad G. O’Connor	—	—	27,775	104,537	(4)
David G. Valiaveedan	—	—	27,651	104,694	(5)

(1)	Based on the closing trading price of the Company’s Class A Common Stock on the NYSE on the vesting date.

(2)	Represents 323,678 shares from the 2010 LTIP award and 3,125 shares from June 10, 2011 RSU grant that vested during fiscal 2014.

(3)	Represents 625 shares from June 10, 2011 RSU grant that vested during fiscal 2014.

(4)	Represents 27,650 shares from the 2010 LTIP award and 125 shares from June 10, 2011 RSU grant that vested during fiscal 2014.

(5)	Represents 26,662 shares from the 2010 LTIP award and 363, 313 and 313 shares from June 12, 2009, June 11, 2010 and June 10, 2011 RSU grants, respectively, that vested during fiscal 2014.

5. NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL 2014

The following table provides a summary of the NEOs’ participation in the Company’s nonqualified executive deferred compensation plan (EDCP) during fiscal 2014. Executives may defer both salary and performance and non-performance based bonus awards under the EDCP. The table also provides (1) for Mr. Pellerito, information regarding RSUs that were considered to have vested in a prior fiscal year due to his “retirement eligibility” because of age and/or years of service, but upon which the underlying shares of Class A Common Stock have not yet been delivered, and (2) for Messrs. Sorsby and Pellerito, information regarding the share portion of their 2010 LTIP awards that were considered to have vested in fiscal 2014 due to their “retirement eligibility” because of age and/or years of service, but upon which the underlying shares of Class A Common Stock have not yet been delivered.

Nonqualified Deferred Compensation for Fiscal 2014

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($) (1)	Aggregate Earnings in Last Fiscal Year ($) (2)	Aggregate Withdrawals/ Distributions ($) (3)	Aggregate Balance at Last Fiscal Year ($) (4)
Ara K. Hovnanian	—	25,643	(443,244)	—	1,311,609
J. Larry Sorsby	—	10,453	(249,707)	—	734,300
	—	—	(67,826)	809,648	742,581
Thomas J. Pellerito	—	10,578	421	—	10,999
	—	—	(57,805)	676,615	621,949
Brad G. O’Connor	—	1,464	58	—	1,522
David G. Valiaveedan	—	1,144	45	—	1,189

(1)

“Registrant Contributions in Last Fiscal Year” Column. This column represents, in the first or only row for each NEO, the Company’s contributions to the EDCP accounts of the NEOs in fiscal 2014 to make them whole for the fact that the 401(k) plan imposes limits on compensation that may be recognized for employer contribution purposes. These values are also reflected in the “All Other Compensation” column of the Summary Compensation Table. See footnote (6) to the Summary Compensation Table.

(2)

“Aggregate Earnings in Last Fiscal Year” Column. This column represents, in the first or only row for each NEO, both realized and unrealized earnings/(losses) of the EDCP’s total account balance. For Messrs. Sorsby and Pellerito, the second row under their names represents earnings/(losses) on the undelivered portions of the shares of Class A Common Stock underlying the share portion of the 2010 LTIP awards for these NEOs, which earnings/(losses) have been “realized” only to the extent of the shares delivered during fiscal 2014. These awards are deemed vested due to retirement eligibility but will not be delivered until future years. For Mr. Pellerito, the second row under his name also includes earnings/(losses) on his RSUs that had been considered vested in fiscal 2012, which earnings/(losses) have been “realized” only to the extent of the shares delivered during fiscal 2014. No such earnings are considered above-market or preferential and, accordingly, are not included in the Summary Compensation Table.

(3)

“Aggregate Withdrawals/Distribution” Column. This column represents, in the first or only row for each NEO, the payouts or distributions to the NEOs of vested amounts of deferred compensation pursuant to their elections. For Messrs. Sorsby and Pellerito, the second row under their names represents the value “realized” upon the delivery of the shares of Class A Common Stock underlying the share portion of their 2010 LTIP awards that had been considered vested in fiscal 2013, based upon the closing trading price of the Company’s Class A Common Stock on the NYSE on the date of delivery. For Mr. Pellerito, the second row under his name also includes the value “realized” upon the delivery of the second 25% of the shares of Class A Common Stock underlying his RSUs that had been considered vested in fiscal 2012, based upon the closing trading price of the Company’s Class A Common Stock on the NYSE on the date of delivery.

(4)

“Aggregate Balance at Last Fiscal Year” Column.  This column represents, in the first or only row for each NEO, the net balance of the NEOs’ EDCP accounts based on an aggregation of all sub-accounts (discussed below). The majority of such balances reflects executive and Company contributions that were included in Summary Compensation tables in previous years. For Mr. Hovnanian and the first row under Mr. Sorsby’s name, this column represents the net balance of their EDCP Deferred Share Deferral accounts based on the value of 341,741 and 192,402 deferred shares, respectively, as of October 31, 2014.  Such totals have been previously reported in the Summary Compensation Table and, due to the decrease in value, were previously reported as $12,144,650 and $2,439,784 for Messrs. Hovnanian and Sorsby, respectively, as the employee’s compensation.  For Messrs. Sorsby and Pellerito, the second row under their names represents the market value of the share portion of their 2010 LTIP awards that are deemed vested due to retirement eligibility but which will not be delivered until future years, based upon the closing trading price of the Company’s Class A Common Stock on the NYSE as of October 31, 2014. The grant date fair value of the 2010 LTIP awards was $592,173 and $493,477 for Messrs. Sorsby and Pellerito, respectively, based upon the probable outcome of the performance conditions on the grant date and was included in the Summary Compensation Table in fiscal 2010.  For Mr. Pellerito, the second row under his name also includes the market value of the undelivered shares of Class A Common Stock underlying 833 RSUs granted in fiscal 2011 that were considered vested in fiscal 2012, based upon the closing trading price of the Company’s Class A Common Stock on the NYSE as of October 31, 2014. The grant date fair value of the 833 RSUs was $1,608, which amount was reported in the Summary Compensation Table in fiscal 2011.

Narrative to the Nonqualified Deferred Compensation for Fiscal 2014 Table

The EDCP’s total account balance is equal to the sum of (1) the “Deferred Share Deferral Account” balance and (2) the “Company Contribution Account” balance. The “Deferred Share Deferral Account” balance includes the value of vested stock awarded under any Company stock incentive plan for which shares may have been deferred under the EDCP. The “Company Contribution Account” balance consists of the annual company “make-whole” contribution amounts under the plan. Upon a termination of employment before retirement, EDCP account balances generally are paid in a lump sum during the 60-day period immediately following the last day of the calendar quarter of termination. Upon a termination of employment due to retirement, EDCP account balances for Messrs. Hovnanian and Sorsby will be paid in a lump sum no earlier than six months after the date of retirement or in installments over two to 15 years.  In the event of Mr. Sorsby’s or Mr. Pellerito’s termination of employment for any reason, including death, disability or qualified retirement, all undelivered shares of Class A Common Stock underlying their 2010 LTIP awards and, in the case of Mr. Pellerito, his RSUs, that have been considered vested will be delivered in accordance with the terms of these awards.  See footnote (4) to the “Nonqualified Deferred Compensation for Fiscal 2014” table above.

 6. POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL TABLE

The following table summarizes payments and benefits that would be payable to each of the NEOs in the event of their termination of employment or upon the occurrence of a change-in-control (“triggering event”). For purposes of this table, the effective date of termination is assumed to be October 31, 2014, the last business day of fiscal 2014. The table does not include any payments that are described in the “Nonqualified Deferred Compensation for Fiscal 2014” table above.

Potential Payments Upon Termination Or Change-In-Control Table

Named Executive Officer	Voluntary Termination		Involuntary Termination			Change in Control
Form of Compensation	With or Without Good Reason ($)	Qualified Retirement ($)	Without Cause ($)	With Cause ($)	Death or Disability ($)	Without Termination ($)	With Involuntary Termination Other Than for Cause or Termination with Good Reason ($)
Ara K. Hovnanian
Accelerated vesting of annual bonus awards (1)	—	—	—	—	1,140,293	—	—
Accelerated vesting of equity awards (2)	—	—	—	—	2,635,700	—	1,907,388
Accelerated vesting of LTIP awards (3)	—	—	—	—	958,219	—	—
Contractual disability/death payment (4)	—	—	—	—	10,000,000	—	—
Cash severance payment	—	—	—	—	—	—	—
Accrued and unpaid vacation (6)	—	—	—	—	—	—	—
Total	—	—	—	—	14,734,212	—	1,907,388

J. Larry Sorsby
Accelerated vesting of annual bonus awards (1)	443,108	443,108	—	—	443,108	—	—
Accelerated vesting of equity awards (2)	—	—	—	—	386,175	—	381,475
Accelerated vesting of LTIP awards (3)	—	—	—	—	53,769	—	—
Contractual disability/death payment	—	—	—	—	—	—	—
Cash severance payment	—	—	—	—	—	—	—
Accrued and unpaid vacation (6)	94,332	94,332	94,332	94,332	94,332	—	94,332
Total	537,440	537,440	94,332	94,332	977,384	—	475,807

Thomas J. Pellerito
Accelerated vesting of annual bonus awards (1)	443,108	443,108	—	—	443,108	—	—
Accelerated vesting of equity awards (2)	—	—	—	—	254,319	—	254,319
Accelerated vesting of LTIP awards (3)	—	—	—	—	53,769	—	—
Contractual disability/death payment	—	—	—	—	—	—	—
Cash severance payment	—	—	—	—	—	—	—
Accrued and unpaid vacation (6)	55,680	55,680	55,680	55,680	55,680	—	55,680
Total	498,788	498,788	55,680	55,680	806,876	—	309,999

Brad G. O’Connor
Accelerated vesting of annual bonus awards (1)	—	—	—	—	197,327	—	—
Accelerated vesting of equity awards (2) (5)	—	—	—	—	37,293	—	37,293
Accelerated vesting of LTIP awards (3) (5)	—	—	—	—	83,610	—	69,304
Contractual disability/death payment	—	—	—	—	—	—	—
Cash severance payment (5)	—	—	—	—	—	—	489,515
Accrued and unpaid vacation (6)	15,039	15,039	15,039	15,039	15,039	—	15,039
Total	15,039	15,039	15,039	15,039	333,269	—	611,151

David G. Valiaveedan
Accelerated vesting of annual bonus awards (1)	—	—	—	—	153,831	—	—
Accelerated vesting of equity awards (2) (5)	—	—	—	—	31,808	—	31,808
Accelerated vesting of LTIP awards (3) (5)	—	—	—	—	80,215	—	66,830
Contractual disability/death payment	—	—	—	—	—	—	—
Cash severance payment (5)	—	—	—	—	—	—	432,888
Accrued and unpaid vacation (6)	18,802	18,802	18,802	18,802	18,802	—	18,802
Total	18,802	18,802	18,802	18,802	284,656	—	550,328

For purposes of this table presentation, consideration of the forms of compensation or additional payments or benefits to an NEO in the event of a triggering event includes:

(1)

Accelerated vesting of annual bonus awards. According to the Company’s bonus program’s policies and procedures, the fiscal 2014 regular bonus award is considered earned only if an NEO is on the payroll and employed by the Company on the date that it is scheduled to be paid. However, if an NEO’s termination were due to retirement on or after age 58, a reduction in force, position elimination, death or disability, the NEO would be eligible for a prorated payment through his termination date, less any amounts previously paid. The values in the table represent 100% of the NEOs’ fiscal 2014 bonuses that were payable no later than January 15, 2015. Because Messrs. Sorsby and Pellerito have reached age 58, any voluntary termination of their employment would be considered a qualified retirement. Bonus amounts payable with respect of fiscal 2014 are reflected in the Summary Compensation Table.

(2)

Accelerated vesting of equity awards. Under circumstances other than death, disability or qualified retirement, or, for fiscal 2014 awards, in connection with a qualifying termination in case of change in control, any unvested stock options, MSUs and RSUs are cancelled in accordance with the Company’s stock option, MSU and RSU agreements.  Both Mr. Sorsby and Mr. Pellerito are “retirement eligible” under their stock option agreements and all of their outstanding stock options for which the performance conditions, if any, have been met are already considered vested. In addition, Mr. Pellerito is “retirement eligible” under his RSU agreement and all of his outstanding RSUs are already considered vested. In February 2012, when Mr. Sorsby’s RSU award granted on June 10, 2011 was amended to include performance conditions, Mr. Sorsby forfeited his right to accelerated vesting upon retirement. The amounts in this table are calculated at the closing trading price of the Company’s Class A Common Stock on October 31, 2014 ($3.76) except for the number of shares underlying the MSU awards for Messrs. Hovnanian, Pellerito and Sorsby, which are calculated based on the average closing trading price of the Company’s Class A Common Stock on the NYSE over the 60 calendar day period ending on October 31, 2014 ($3.83).

(3)

Accelerated vesting of LTIP awards.

2010 LTIP: Except in the case of death, disability or qualified retirement, 2010 LTIP participants who terminate prior to the date of vesting forfeit their unvested 2010 LTIP awards.  Therefore, no amounts are shown under “Voluntary Termination.” Similarly, no amounts are shown under “Involuntary Termination” except in the case of death or disability.  In the case of death following the end of the performance period, the participant is eligible to receive the unpaid portion within 75 days. In the case of disability or qualified retirement, the participant is eligible to receive the remaining 20% of the 2010 LTIP awards in January 2016.  The values in the “Death or Disability” column represent the unvested portion (20%) of the NEOs’ LTIP award based on actual results and the closing trading price of the Company’s stock on October 31, 2014 ($3.76). Both Mr. Sorsby and Mr. Pellerito are “retirement eligible” under their 2010 LTIP agreements and all of their outstanding 2010 LTIP awards are already considered vested.

2013 LTIP: Except in the case of death or disability, 2013 LTIP participants who terminate prior to the end of the performance period (October 31, 2015) forfeit all of their 2013 LTIP awards.  Therefore, no amounts are shown under “Voluntary Termination.” Similarly, no amounts are shown under “Involuntary Termination” except in the case of death or disability.  In the case of death prior to the end of the performance period, the participant is eligible to receive a prorated award payable in January 2016.  In the case of disability, the participant is eligible to receive a prorated award in accordance with the following schedule: (1) 20% of the award will become payable in January 2016, (2) 30% of the award will become payable in January 2017 and (3) 50% of the award will become payable in January 2018.  The values in the “Death or Disability” column represent 61.3% of the NEOs’ LTIP award based on performance through October 31, 2014 and, for the stock portion, based on the closing trading price of the Company’s stock on October 31, 2014 ($3.76).

(4)

Contractual Disability and Death Payment. The Company has an agreement with Mr. Hovnanian which provides that in the event of his disability or death during his employment with the Company he (or his designated beneficiary, estate or legal representative) will be entitled to receive a lump sum payment of $10 million.

(5)

Change in Control. Following the end of fiscal 2011, the Company entered into change in control agreements with Messrs. O’Connor and Valiaveedan.  Such agreements provide that if, within two years of the occurrence of a change in control, the NEO is involuntarily terminated other than for cause or the NEO terminates for good reason (a material reduction in duties, title or responsibilities or any reduction in base salary), the NEO, upon execution of the Company’s standard release, would receive a lump sum cash payment equal to one year’s annual base salary plus the average of the last three year’s bonuses and become 100% vested in all outstanding stock options, RSUs and deferred shares granted prior to the change in control, to the extent not previously vested.  In addition, if the change in control occurs following the end of an LTIP performance period, the unpaid cash and stock portions of the LTIP award will continue to be paid to the NEO on the scheduled payout dates.  The amounts in the table reflect the additional payments that Messrs. O’Connor and Valiaveedan would have received had a change in control occurred and Messrs. O’Connor’s and Valiaveedan’s employment were terminated involuntarily other than for cause or for good reason on the last business day of the fiscal year.  Neither of these agreements provide for excise tax gross-ups.

(6)	Accrued and Unpaid Vacation. Represents accrued but unpaid vacation payable upon termination for any reason. Mr. Hovnanian does not accrue vacation.

For purposes of this table, the following programs were also considered.

●	Base salary continuation plan payments. The Company does not maintain such plans.

●	Contractual disability/death payments. Only Mr. Hovnanian has this arrangement, which is described under footnote (4) above.

●

Other perquisites and benefits. Except as noted above, there are no existing severance arrangements or policies which would extend perquisites or other benefits to the NEOs upon a triggering event that would not otherwise be also available to any employee of the Company.

NON-EMPLOYEE DIRECTOR COMPENSATION

The Committee annually reviews the compensation program for Directors who are not employees of the Company and periodically engages a consultant to conduct independent, comprehensive reviews of non-employee director compensation, including a review of director compensation for the Peer Group.  After consideration of the compensation philosophy, the historical and marketplace compensation values and practices for director compensation, as well as the anticipated Director time commitments and value added activities for fiscal 2014, the Committee approved the continuation for fiscal 2014 of the annual retainers and meeting fees at the same levels as fiscal 2013.  These retainer and meeting fee levels have remain unchanged since fiscal 2005.

In May 2012, the Committee reviewed and determined the level of annual and committee equity grants.  The Committee considered the grant date fair value of equity grants in comparison with historical grant values, information on general industry and Peer Group director compensation levels and practices, including a comprehensive review of non-employee director compensation for the Peer Group prepared by the Company’s compensation department, and the added value and guidance the non-employee Directors provided in the strategic decisions concerning the Company’s capital structure and refinancing of the Company’s debt. Based on these factors, the Committee approved for fiscal 2012, the adoption of a fixed value approach for Director equity awards, which is described below.  The fixed value approach is a majority practice among general industry companies and is intended to avoid significant fluctuations in non-employee Director compensation from year-to-year.  The Committee continued this approach in fiscal 2014. The total value of non-employee Director stock and stock option awards for fiscal 2014 was near the median of the Peer Group.

In May 2012, the Committee also authorized the amendment of the Executive Deferred Compensation Plan (EDCP) to allow for Director deferrals of retainers, meeting fees and RSUs, including a choice to defer such compensation until termination from the Board of Directors.  Deferrals of stock retainers had been previously authorized under the EDCP.

Below is a summary of non-employee Director compensation for fiscal 2014:

●

Annual board retainer of $40,000 with an additional retainer of $20,000 for each committee on which a Director serves, payable either 100% in cash or 50% in cash and 50% in stock at the Director’s election.

●

Annual equity award valued at $50,000 for board service plus an additional $15,000 for each committee on which a Director serves. Directors may elect to receive RSUs based on the closing stock price on the date of grant or stock options based on the grant date Black-Scholes value.

●	Meeting fees of $3,000 per board meeting held in person, $2,000 per telephonic board meeting, $5,000 per committee meeting held in person and $2,500 per telephonic committee meeting.

For fiscal 2015, the Committee determined that non-employee Director compensation would remain the same as that in fiscal 2014.

For additional information related to non-employee Director compensation, please also refer to the “Director Compensation for Fiscal 2014” table below.

In conjunction with promoting high ethical standards for the distribution of equity-based incentives, the Committee established the second Friday in January of each year as the date for payment of the non-employee Director annual and committee retainers and the date for establishment of the stock price for purposes of calculation of any stock portion of the non-employee Director annual and committee retainers. The Committee also established the second Friday in June as the date of the annual stock option and RSU grants for all non-employee Directors of the Company (other than newly elected Directors), which is the same as the grant date for all employees. The Company’s practice of setting “fixed” equity award grant dates is designed to avoid the possibility that the Company could grant stock awards prior to the release of material, non-public information that is likely to result in an increase in its stock price, or delay the grant of stock awards until after the release of material, non-public information that is likely to result in a decrease in the Company’s stock price.  Exercise prices of stock options granted to non-employee Directors were set at the closing trading price per share of the Company’s Class A Common Stock on the NYSE on the date the options were granted.

The Board of Directors of the Company has adopted stock ownership guidelines, which set forth recommended minimum amounts of stock ownership, directly or beneficially, for the Company’s non-employee Directors.  The guidelines provide that non-employee Directors are requested to achieve and maintain stock ownership amounts which equal three times the total value of their annual retainer, exclusive of any committee retainers, (which represents $120,000 in total) within five years after they become subject to the guidelines. Under the policy, once the stock ownership guidelines are met, they are deemed satisfied for subsequent annual review periods, regardless of decreases in the Company’s stock price on the NYSE.

The Corporate Governance and Nominating Committee reviews adherence to the Company’s stock ownership guidelines on an annual basis. The Company believes these ownership guidelines further enhance the Company’s commitment to aligning the interests of non-employee Directors with those of its stockholders.  As of January 9, 2015, all incumbent, non-employee Directors were in compliance with these stock ownership guidelines.

The following table summarizes the compensation of the Company’s non-employee Directors related to their service in fiscal 2014.

Director Compensation for Fiscal 2014

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Robert B. Coutts	156,000	80,002	—	—	—	—	236,002
Edward A. Kangas	191,000	95,000	—	—	—	—	286,000
Joseph A. Marengi	128,500	80,002	—	—	—	—	208,502
Vincent Pagano	121,000	39,999	40,000	—	—	—	200,999
Stephen D. Weinroth	153,500	80,002	—	—	—	—	233,502

(1)

“Fees Earned or Paid in Cash” Column. The amounts in this column represent, as shown below, the combined value of the fiscal 2014 annual retainers, which are paid in cash or in stock at each non-employee Director’s election, and cash meeting fees.  For a full description of the annual retainer and meeting fees, share awards and stock option awards to non-employee Directors, see the discussion preceding this table.

Total Fees Earned or Paid in Cash (Supplemental Table)

Name	FY14 Meeting Fees ($)	FY14 Annual Retainer Fees ($)	Total Fees Earned or Paid in Cash ($)
Robert B. Coutts	76,000	80,000	156,000
Edward A. Kangas	91,000	100,000	191,000
Joseph A. Marengi	48,500	80,000	128,500
Vincent Pagano (a)	51,000	70,000	121,000
Stephen D. Weinroth	73,500	80,000	153,500

(a)	Mr. Pagano received 50% of the annual committee retainer for his service on the Audit Committee since such service did not commence until March 2014.

Total Annual Retainer (Supplemental Table)

Name	FY14 Annual Retainer Fees Stock Payment ($) (a) (b)	Number of Shares Represented (#)	FY14 Annual Retainer Fees Cash Payment ($) (b)	Total FY14 Annual Retainer Fees ($)
Robert B. Coutts	40,000	6,400	40,000	80,000
Edward A. Kangas	50,000	8,000	50,000	100,000
Joseph A. Marengi	—	—	80,000	80,000
Vincent Pagano (c)	35,000	5,839	35,000	70,000
Stephen D. Weinroth	20,000	3,200	60,000	80,000

(a)

Non-employee Director stock awards for the Annual Retainer Fees have no vesting restrictions and are valued as of the closing trading price of the Company's Class A Common Stock on the NYSE on the date of grant.

(b)	Subject to rounding.

(c)	Mr. Pagano deferred 50% of the cash portion of his annual retainer under the EDCP.

(2)

“Stock Awards” Column. The amounts in this column represent the grant date fair value of RSUs awarded in fiscal 2014 computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are set forth in Footnotes 3 and 16 to the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2014.

Grant Date Fair Value for the Total RSUs Granted to Non-Employee Directors in Fiscal 2014

(Supplemental Table)

Name	Grant Date	Number of RSUs Granted (#) (a)	Total Grant Date Fair Value of RSUs ($)
Robert B. Coutts	06/13/2014	18,141	80,002
Edward A. Kangas	06/13/2014	21,542	95,000
Joseph A. Marengi	06/13/2014	18,141	80,002
Vincent Pagano	06/13/2014	9,070	39,999
Stephen D. Weinroth	06/13/2014	18,141	80,002

(a)

For fiscal 2014, non-employee Directors were granted RSUs valued at $50,000 on the grant date for serving on the Company’s Board of Directors and additional RSUs valued at $15,000 on the grant date for each Board committee on which the non-employee Director served, except that Directors were given the opportunity to elect prior to the grant date to receive the equivalent value of options to purchase shares of Class A Common Stock in lieu of RSUs based on the grant date Black-Scholes value. Only Mr. Pagano elected to receive stock options, for 50% of his annual equity awards, in fiscal 2014. The vesting terms of RSUs are set forth in footnote (a) to the Outstanding Non-Employee Director Equity Awards at Fiscal 2014 Year-End (Supplemental Table) below.

(3)	“Option Awards” Column. Only Mr. Pagano elected to receive stock options to purchase shares of Class A Common Stock, for 50% of his annual equity awards, in fiscal 2014.

Grant Date Fair Value for the Total Stock Options Granted to Non-Employee Directors in Fiscal 2014

(Supplemental Table)

Name	Grant Date	Number of Options Granted (#) (a)	Total Grant Date Fair Value of Options ($)
Robert B. Coutts	—	—	—
Edward A. Kangas	—	—	—
Joseph A. Marengi	—	—	—
Vincent Pagano	06/13/2014	13,072	40,000
Stephen D. Weinroth	—	—	—

(a)

For fiscal 2014, non-employee Directors were granted RSUs valued at $50,000 on the grant date for serving on the Company’s Board of Directors and additional RSUs valued at $15,000 on the grant date for each Board committee on which the non-employee Director served, except that Directors were given the opportunity to elect prior to the grant date to receive the equivalent value of options to purchase shares of Class A Common Stock in lieu of RSUs based on the grant date Black-Scholes value. Only Mr. Pagano elected to receive stock options, for 50% of his annual equity awards, in fiscal 2014. The vesting terms of stock options are set forth in footnote (a) to the Outstanding Non-Employee Director Equity Awards at Fiscal 2014 Year-End (Supplemental Table) below.

The following table shows all unexercised stock options and unvested RSUs that each of the non-employee Directors held at the end of fiscal 2014:

Outstanding Non-Employee Director Equity Awards at Fiscal 2014 Year-End (Supplemental Table)

		OPTION AWARDS						STOCK AWARDS
Name	Grant Date (a)	Number of Securities Underlying Unexercised Options Exercisable (#)	Value of Unexercised In The Money Options Exercisable ($) (b)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Value of Unexercised In The Money Options Unexercisable ($) (b)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not vested (#)	Market Value of Shares or Units of Stock that have not vested ($)
Robert B. Coutts	06/13/08	7,000	0	—	—	6.46	06/12/18	—	—
	06/12/09	21,000	25,410	—	—	2.55	06/11/19	—	—
	06/11/10	21,000	0	—	—	4.73	06/10/20	—	—
	06/10/11	18,900	34,587	—	—	1.93	06/09/21	—	—
	06/13/14	—	—	—	—	—	—	18,141	68,210

Edward A. Kangas	06/13/08	11,000	0	—	—	6.46	06/12/18	—	—
	06/12/09	33,000	39,930	—	—	2.55	06/11/19	—	—
	06/11/10	33,000	0	—	—	4.73	06/10/20	—	—
	06/10/11	29,700	54,351	—	—	1.93	06/09/21	—	—
	06/13/14	—	—	—	—	—	—	21,542	80,998

Joseph A. Marengi	06/13/08	7,000	0	—	—	6.46	06/12/18	—	—
	06/12/09	21,000	25,410	—	—	2.55	06/11/19	—	—
	06/11/10	21,000	0	—	—	4.73	06/10/20	—	—
	06/10/11	18,900	34,587	—	—	1.93	06/09/21	—	—
	06/13/14	—	—	—	—	—	—	18,141	68,210

Vincent Pagano	06/13/14	13,072	0	—	—	4.41	06/12/24	9,070	34,103

Stephen D. Weinroth	06/13/08	11,000	0	—	—	6.46	06/12/18	—	—
	06/12/09	33,000	39,930	—	—	2.55	06/11/19	—	—
	06/11/10	33,000	0	—	—	4.73	06/10/20	—	—
	06/10/11	29,700	54,351	—	—	1.93	06/09/21	—	—
	06/08/12	61,573	98,517	—	—	2.16	06/07/22	—	—
	06/13/14	—	—	—	—	—	—	18,141	68,210

(a)

Stock options vest one-third per year beginning on the first anniversary of the date of grant. If, prior to the stock option termination date, the non-employee Director ceases to be a member of the Board of Directors due to death, disability or retirement, the stock option, to the extent not previously vested and exercised, immediately becomes fully vested and exercisable.  RSUs vest one-third per year beginning on the first anniversary of the date of grant; provided, however, that, if the non-employee Director ceases to be a member of the Board of Directors due to death, disability or retirement (but only if such retirement occurs on or after the first anniversary of the date of the grant), the RSUs, to the extent not previously vested and distributed, would become fully vested and distributable.  “Retirement” is defined as termination as a member of the Board of Directors on or after age 60, or on or after age 58 with at least 15 years of service to the Company immediately preceding such termination.  All stock option and RSU grants were made in the form of rights to receive Class A Common Stock. Currently, each non-employee Director qualifies for accelerated vesting on the basis of his eligibility for retirement and, therefore, all options granted to these Directors are treated as immediately vested, and all RSUs are treated as vested on the first anniversary of the grant date for the purposes of this table. Mr. Pagano elected to defer the receipt of 50% of his RSUs scheduled to vest on June 14, 2014 under the EDCP.

(b)	Based on the difference between the closing trading price of the Company’s Class A Common Stock on the NYSE at October 31, 2014 and the exercise price of the options.

THE AUDIT COMMITTEE

Membership, Independence and Qualifications

Messrs. Kangas, as Chairman, Coutts, Pagano and Weinroth are the members of the Audit Committee. The Company’s Board of Directors has determined that each member of the Audit Committee is independent as required by both the rules of the NYSE and regulations of the SEC, and that Messrs. Kangas and Weinroth are each an “audit committee financial expert” in accordance with SEC regulations. In determining that Mr. Kangas is an “audit committee financial expert,” the Board of Directors considered his significant experience, expertise and background with regard to accounting matters, including the broad perspective brought by his experience in consulting to clients in many diverse industries. With regard to the determination for Mr. Weinroth, the Board of Directors considered his many years of experience as a Managing Member or partner in several merchant and investment banking companies.

Responsibilities of the Audit Committee and Charter

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors and is governed by its Charter, which is available at www.khov.com under “Investor Relations/Corporate Governance.”

Policies and Procedures Established by Audit Committee

In accordance with SEC regulations, the Audit Committee has established procedures for the appointment, compensation, retention and oversight of the independent registered public accounting firm engaged to prepare or issue an audit report or other audit, review or attest services. The Company’s independent registered public accounting firm reports directly to the Audit Committee, and the Audit Committee is responsible for the resolution of disagreements between such firm and management regarding financial reporting.

The Audit Committee has established whistle blowing procedures as required by Section 301 of the Sarbanes-Oxley Act of 2002 and Rule 10A-3 of the Exchange Act. These procedures are discussed in the Company’s Code of Ethics which is available at www.khov.com under “Investor Relations/Corporate Governance.”

Audit and Non-Audit Services Pre-Approval Policy

The Audit Committee has also established procedures for the pre-approval of audit and permitted non-audit services provided by an independent registered public accounting firm. The Company’s “Audit and Non-Audit Services Pre-Approval Policy” (“Pre-Approval Policy”) was most recently reviewed and approved by the Audit Committee at its meeting held on September 17, 2014.

As set forth in the Pre-Approval Policy, audit services require specific approval by the Audit Committee, except for certain services that have received general pre-approval by the Audit Committee.

In accordance with the Pre-Approval Policy, the Audit Committee annually reviews and pre-approves the services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee. Prior to establishing the list of pre-approved services, the Audit Committee determines if the Company’s independent registered public accounting firm is an effective provider of services. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations. For fiscal year 2014, there were four categories of services that received general pre-approval by the Audit Committee: Audit, Audit-Related, Tax and All Other Services and the pre-approved dollar amount for such services may not exceed $100,000 per engagement.

The Audit Committee may delegate to one or more of its members the authority to approve in advance all significant audit or permitted non-audit services to be provided by the independent registered public accounting firm, so long as decisions are presented to the full Audit Committee at its next scheduled meeting.

THE AUDIT COMMITTEE REPORT

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended October 31, 2014 with management. This review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee has reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles:

●	the overall scope and plans for such accounting firm’s audits of the Company;

●	such accounting firm’s judgments as to the quality, not just the acceptability, of the Company’s accounting principles;

●

such accounting firm’s independence from management and the Company, including matters in the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Accounting Oversight Board, which we refer to as the PCAOB, concerning independence and received by the Company; and

●

such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and under PCAOB Standard No. 16, “Communications with Audit Committees,” other standards of the PCAOB, rules of the SEC and other applicable regulations.

The Audit Committee, under the Audit Committee Charter, reviews with management the Company’s annual audited financial statements and quarterly financial statements prior to their being filed with the SEC. The Audit Committee, in reliance on the reviews and discussions referred to above, recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2014.

AUDIT COMMITTEE

Edward A. Kangas, Chair

Robert B. Coutts

Vincent Pagano Jr.

Stephen D. Weinroth

FEES PAID TO PRINCIPAL ACCOUNTANT

Audit Fees

The aggregate fees billed by Deloitte & Touche LLP in each of fiscal 2014 and 2013 for professional services rendered for the audit of our consolidated financial statements, for the reviews of the unaudited condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q for the quarterly periods during fiscal 2014 and 2013, the audit of the effectiveness of the Company’s internal controls over financial reporting as of October 31, 2014 and 2013, and for services normally provided by our independent registered public accounting firm in connection with statutory or regulatory filings or engagements, including comfort and consent letters in connection with SEC filings and financing transactions, were $2,024,000 and $2,039,000, respectively.

Audit-Related Fees

The aggregate fees billed by Deloitte & Touche LLP in each of fiscal 2014 and 2013 for assurance and related services that were reasonably related to performance of the audit or review of the Company’s consolidated financial statements and that are not reported under “Audit Fees” above were $2,100 and $2,500, respectively. These fees were primarily for electronic access to the Deloitte & Touche LLP Technical Library.

Tax Fees

There were no fees billed for professional services rendered for tax compliance, tax advice or tax planning by Deloitte & Touche LLP in fiscal 2014 or fiscal 2013.

All Other Fees

There were no fees billed for products and services provided by Deloitte & Touche LLP in either fiscal 2014 or 2013 other than the services described above.

Pre-Approval Policies and Procedures

All of the services covered under the captions “Audit Fees,” “Audit-Related Fees,” “Tax Fees” and “All Other Fees” were pre-approved by the Audit Committee. For a discussion of the Audit Committee’s pre-approval policies and procedures, see “The Audit Committee” above.

PRINCIPAL ACCOUNTANT INDEPENDENCE

The Audit Committee has determined that the provision of all non-audit services performed by Deloitte & Touche LLP were compatible with maintaining the independence of such firm.

CORPORATE GOVERNANCE

The Corporate Governance and Nominating Committee is primarily responsible for reviewing the Company’s existing Guidelines and further developing such guidelines and other policies and procedures that enhance the Company’s corporate governance.

In accordance with promoting strong corporate governance, the Company has adopted a Code of Ethics that applies to its principal executive officer, principal financial officer, controller and all other associates of the Company, including its Directors and other officers. The Company has also adopted the Guidelines.

The Company makes available to the public various corporate governance related information on its public website (www.khov.com) under “Investor Relations/Corporate Governance” and to any shareholder who requests such information in writing. Information on the website includes the Company’s Code of Ethics, Guidelines (including the Related Person Transaction Policy) and Charters of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee.

Shareholders, associates of the Company and other interested parties may communicate directly with the Board of Directors by corresponding to the address below. Correspondence will be discussed at the next scheduled meeting of the Board of Directors, or as indicated by the urgency of the matter.

Attn: Board of Directors of Hovnanian Enterprises, Inc.

c/o Mr. Edward A. Kangas, Director & Chairman of the Audit Committee

Privileged & Confidential

Hovnanian Enterprises, Inc.

110 West Front Street

P.O. Box 500

Red Bank, N.J. 07701

The Company’s non-employee Directors meet without management after each regularly scheduled meeting of the Board of Directors. The presiding Director is selected to preside at these executive sessions by the directors in attendance.

Shareholders, associates of the Company and other interested parties may communicate directly with non-employee Directors as a group by corresponding to the address below. Following this Annual Meeting and, assuming the election of all the director nominees, members of the non-employee Director group will include: Messrs. Coutts, Kangas, Marengi, Pagano and Weinroth. All such non-employee Directors are “independent” in accordance with NYSE rules and as defined under the Company's Certificate of Incorporation. Mr. Kangas will report to all non-employee Directors any correspondence which is received by him as indicated by the urgency of the matter, or at the next scheduled meeting of non-employee Directors.

Attn: Non-Employee Directors of Hovnanian Enterprises, Inc.

c/o Mr. Edward A. Kangas, Director & Chairman of the Audit Committee

Privileged & Confidential

Hovnanian Enterprises, Inc.

110 West Front Street

P.O. Box 500

Red Bank, N.J. 07701

In addition, associates of the Company may anonymously report concerns or complaints via the K. Hovnanian Corporate Governance Hotline or by following the procedure discussed in the Company’s Code of Ethics.

OVERSIGHT OF RISK MANAGEMENT

The Company is exposed to a number of risks and undertakes at least annually an Enterprise Risk Management review to identify and evaluate these risks and to develop plans to manage them effectively. The Company’s Executive Vice President and Chief Financial Officer, Mr. Sorsby (who is himself a member of the Board of Directors), is directly responsible for the Company’s Enterprise Risk Management function and reports both to the President, Chief Executive Officer and Chairman and to the Audit Committee in this capacity. In fulfilling his risk management responsibilities, the CFO works closely with members of senior management, including the Vice President — Corporate Counsel, Vice President — Risk Management, Vice President — Human Resources, Vice President — Chief Information Officer, Vice President — Audit Services, including persons performing the functions of such officers, and others.

On behalf of the Board of Directors, the Audit Committee plays a key role in the oversight of the Company’s Enterprise Risk Management function. In that regard, the CFO meets with the Audit Committee at least four times a year to discuss the risks facing the Company, highlighting any new risks that may have arisen since they last met. The Audit Committee also reports to the Board of Directors on a regular basis to apprise them of their discussions with the CFO regarding the Company’s Enterprise Risk Management efforts.

In fiscal 2014, we systematically reviewed all of our incentive compensation programs for potential risk areas as well the key enterprise risks facing the Company and concluded that our compensation programs were not reasonably likely to have a material adverse effect on the Company.

By design, the Company’s compensation program for executive officers does not incentivize excessive risk-taking. Our base salary component of compensation does not encourage risk-taking because it is a fixed amount. The remaining elements of executive officer compensation have the following risk-limiting characteristics:

●	we do not provide guaranteed bonuses, nor have we awarded excessively large equity grants with unlimited upside but no downside risk;

●	in recent years as industry conditions have been difficult and ROACE bonuses were not attainable, bonuses based on the other bonus metrics have been capped based on specific dollar amounts;

●	the elements of our compensation program are balanced between long-term and short-term, fixed and variable and cash and equity;

●	we use a variety of performance measures in our short-term and long-term incentive plans;

●	we do not provide lucrative severance packages or any defined benefit pension plans;

●

a large portion of our compensation program is tied to long-term and sustained company performance, and our LTIP grants require a two-year holding period for full vesting even after awards are earned after a multi-year performance period;

●	our incentive plans are not tied to formulas that could focus executives on specific short-term outcomes to the detriment of long-term results;

●	the Compensation Committee reserves the right to apply negative discretion to bonus amounts calculated under the bonus formulas; and

●	our CEO, CFO and COO are subject to our stock ownership and holding guidelines, discussed on page 34.

LEADERSHIP STRUCTURE

From 1997 to 2009, the Company had separate individuals serving as Chairman of the Board and as Chief Executive Officer. This structure reflected the continuing strong leadership, energy and passion brought to the Board of Directors by our founder, Mr. Kevork Hovnanian, and the day-to-day management direction of the Company under Mr. Ara Hovnanian as President and CEO. Following the death of Mr. K. Hovnanian in September 2009, the Board of Directors appointed Mr. A. Hovnanian to the additional position of Chairman, believing that his more than 30 years of service to the Company, vast industry experience and close relationship with our founder uniquely qualified him for this role. The Board of Directors believes that combining these positions under Mr. A. Hovnanian’s leadership has enabled him to carry on the tradition of a strong leader that has always marked this family-controlled company and to successfully navigate the Company through the current challenging economic environment, as well as any future challenges.  In the view of the Board of Directors, this leadership structure also enables the Board of Directors to better fulfill its risk oversight responsibilities, as described above under “Oversight of Risk Management.”

Although the Board of Directors has not formally designated a lead independent Director, Mr. Kangas, the chairman of the Audit Committee, serves as the Director to whom correspondence may be directed on behalf of both the Board of Directors and the non-employee Directors, as described above under “Corporate Governance” beginning on page 60.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board of Directors has adopted a written Related Person Transaction Policy (the “Related Person Transaction Policy”) to assist it in reviewing, approving and ratifying related person transactions and to assist the Company in the preparation of related disclosures required by the SEC. This Related Person Transaction Policy supplements the Company’s other policies that may apply to transactions with related persons, such as the Company’s Guidelines and its Code of Ethics.

The Related Person Transaction Policy provides that all Related Person Transactions (as defined in the Related Person Transaction Policy) covered by the Related Person Transaction Policy and involving a director, director nominee, executive officer or greater than 5% shareholder or an immediate family member of any such person are prohibited, unless approved or ratified by the disinterested members of the Board of Directors or the Corporate Governance and Nominating Committee. The Company’s employees, directors, director nominees, executive officers and their immediate family members are required to provide prompt and detailed notice of any purported Related Person Transaction to the Company’s Corporate Counsel or Chief Financial Officer, who in turn must promptly forward such notice and information to the Chairperson of the Board of Directors or the Corporate Governance and Nominating Committee and will advise the Corporate Governance and Nominating Committee or disinterested directors as to whether the Related Person Transaction will be required to be disclosed in applicable regulatory filings. The Company’s Corporate Counsel will document all non-reportable and reportable Related Person Transactions.

In reviewing Related Person Transactions for approval or ratification, the Corporate Governance and Nominating Committee or disinterested directors will consider the relevant facts and circumstances, including, without limitation:

●	the commercial reasonableness of the terms of the transaction;

●	the benefit and perceived benefit, or lack thereof, to the Company;

●	opportunity costs of alternate transactions;

●	the materiality and character of the Company’s and related person’s direct or indirect interest, and the actual or apparent conflict of interest of the Company and related person;

●	whether the proposed transaction would likely impair the judgment of the related person to act in the best interest of the Company;

●	whether the proposed transaction includes any potential reputational risk issues that may arise as a result of, or in connection with, the proposed transaction; and

●

with respect to a non-employee director or nominee, whether the transaction would compromise the director’s (1) independence under the NYSE rules and the Company’s Certificate of Incorporation; (2) status as an “outside director” under Section 162(m) of the Internal Revenue Code or status as a “non-employee director” under Rule 16b-3 of the Exchange Act if such non-employee director serves or will serve on the Compensation Committee; or (3) an independent director under Rule 10A-3 or Rule 10C-1 of the Exchange Act, if such non-employee director serves or will serve on the Audit Committee or Compensation Committee, respectively.

The Corporate Governance and Nominating Committee or the disinterested directors will not approve or ratify a Related Person Transaction unless, after considering all relevant information, it has determined that the transaction is in, or is not inconsistent with, the Company’s best interests and the best interests of its shareholders.

Generally, the Related Person Transaction Policy applies to any current or proposed transaction in which:

●	the Company was or is to be a participant;

●	the amount involved exceeds $120,000; and

●	any related person had or will have a direct or indirect material interest.

A copy of our Related Person Transaction Policy is available as part of our Corporate Governance Guidelines on our website at www.khov.com under “Investors Relations/Corporate Governance.”

Related Person Transactions

The following transactions were reviewed, approved and ratified by the Board of Directors and by the Corporate Governance and Nominating Committee in accordance with our Related Person Transaction Policy:

During the year ended October 31, 2003, we entered into an agreement (as subsequently amended) to purchase land in California for approximately $31.4 million from an entity that is owned by Hirair Hovnanian, a family relative of our Chairman of the Board and Chief Executive Officer. We took ownership of the final lots in December 2013, and in accordance with ASC 810-10, we no longer have any balances consolidated under “Consolidated inventory not owned” in the Consolidated Balance Sheets. Neither the Company nor the Chairman of the Board and Chief Executive Officer has a financial interest in the relative’s company from whom the land was purchased.

During the year ended October 31, 2014, an engineering firm owned by Tavit Najarian, a relative of our Chairman of the Board and Chief Executive Officer, provided services to the Company totaling $1.2 million. Neither the Company nor the Chairman of the Board and Chief Executive Officer has a financial interest in the relative’s company from whom the services were provided.

Ms. Jovana Pellerito, the daughter-in-law of Mr. Pellerito, one of our executive officers, was employed by the Company and, in fiscal 2014, her total compensation, including salary, commissions and other benefits, totaled approximately $96,000. Her compensation was commensurate with that of similarly situated employees in her position. Ms. Pellerito left the employ of the Company in May 2014.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MARCH 10, 2015

Our 2015 proxy statement, the Company’s Annual Report to Shareholders for the year ended October 31, 2014 (which is not deemed to be part of the official proxy soliciting materials), proxy cards and any amendments to the foregoing materials that are required to be furnished to shareholders are available online at www.proxyvote.com.

For information on how to obtain directions to the Company’s 2015 Annual Meeting, please call our Investor Relations department at 1-800-815-9680.

GENERAL

Solicitation

The solicitation of proxies is being made by our Board of Directors on our behalf primarily through the internet and by mail, but directors, officers, employees, and contractors retained by us may also engage in the solicitation of proxies by telephone. The cost of soliciting proxies will be borne by us. In addition, we may reimburse brokers, custodians, nominees and other record holders for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners.

Voting

Unless otherwise directed, the persons named in the proxy card(s) intend to vote all shares represented by proxies received by them in favor of the election of the nominees to the Board of Directors of the Company named herein, in favor of the ratification of the selected independent registered public accounting firm and in favor of the compensation of the Company’s named executive officers, in each case as recommended by the Board of Directors. All proxies will be voted as specified.

Each share of Class A Common Stock entitles the holder thereof to one vote, and each share of Class B Common Stock entitles the holder thereof to ten votes (except as provided below). Votes of Class A Common Stock and Class B Common Stock will be counted together without regard to class for proposals that require the affirmative vote of the holders of a majority of the votes cast. All votes will be certified by the Inspectors of Election, who are employees of the Company. Abstentions and broker non-votes will have no effect on the vote for proposal one and proposal three, because such shares are not considered votes cast. Abstentions will have no effect on the vote for proposal two, because such shares are not considered votes cast. Brokers may vote shares with respect to proposal two in the absence of client instructions and thus there will be no broker non-votes with respect to proposal two.

Notwithstanding the foregoing, the Company’s Certificate of Incorporation provides that each share of Class B Common Stock held, to the extent of the Company’s knowledge, in nominee name by a stockbroker, bank or otherwise will be entitled to only one vote per share unless the Company is satisfied that such shares have been held continuously, since the date of issuance, for the benefit or account of the same named beneficial owner of such shares (as defined in the Certificate of Incorporation) or any Permitted Transferee (as defined in the Certificate of Incorporation). Beneficial owners of shares of Class B Common Stock held in nominee name wishing to cast ten votes for each share of such stock must properly complete their voting instruction card, which is specially designed for beneficial owners of Class B Common Stock. The Company has also supplied nominee holders of Class B Common Stock with instructions and specially designed proxy cards to accommodate the voting of the Class B Common Stock. In accordance with the Company’s Certificate of Incorporation, shares of Class B Common Stock held in nominee name will be entitled to ten votes per share only if the beneficial owner voting instruction card and the nominee proxy card relating to such shares is properly completed, mailed and received not less than three nor more than 20 business days prior to March 10, 2015. Proxy cards should be mailed to Vote Processing, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, N.Y. 11717.

Additional Matters

Management does not intend to present any business at the meeting other than that set forth in the accompanying Notice of Annual Meeting of Shareholders, and it is not aware that others will attempt to do so. If other matters requiring the vote of shareholders properly come before the meeting and any adjournments or postponements thereof, it is the intention of the persons named in the proxy cards to vote the shares represented by the proxies held by them in accordance with their judgment on such matters.

SHAREHOLDER PROPOSALS FOR THE 2016 ANNUAL MEETING

Under the SEC’s rules and regulations, any stockholder desiring to submit a proposal to be included in our 2016 proxy statement must submit such proposal to us at our principal executive offices to the attention of our Secretary no later than the close of business on September 28, 2015.

Our restated bylaws require timely notice of business to be brought before a shareholders’ meeting, including nominations of persons for election as directors. To be timely, a stockholder’s notice must be delivered to our Secretary at our principal executive offices not earlier than 120 days prior to the first anniversary of the 2015 Annual Meeting (November 10, 2015) but not later than 90 days prior to such anniversary date (December 10, 2015), provided, however, that in the event that the date of the 2016 annual meeting is advanced by more than 20 days, or delayed by more than 70 days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Our restated bylaws have other requirements that must be followed in connection with submitting director nominations and any other business for consideration at a shareholders’ meeting.

By Order of the Board of Directors HOVNANIAN ENTERPRISES, INC.

Red Bank, New Jersey

January 26, 2015

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Mailed proxy cards must be received no later than March 9, 2015 to be counted for the Annual Meeting.

If you vote over the Internet or by telephone, please do not mail your card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M80581-P58638

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HOVNANIAN ENTERPRISES, INC.

Proposals to be voted on at our Annual Meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends that you vote FOR each of the nominees listed in proposal 1 and FOR proposals 2 and 3.

Vote on Directors

1. Election of directors.

Nominees:

	For	Against	Abstain
1a) Ara K. Hovnanian	☐	☐	☐
1b) Robert B. Coutts	☐	☐	☐
1c) Edward A. Kangas	☐	☐	☐
1d) Joseph A. Marengi	☐	☐	☐
1e) Vincent Pagano Jr.	☐	☐	☐
1f) J. Larry Sorsby	☐	☐	☐
1g) Stephen D. Weinroth	☐	☐	☐

Vote on Proposals

	For	Against	Abstain
2. Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2015.	☐	☐	☐
3. Approval, in a non-binding advisory vote, of the compensation of our named executive officers.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please mark, sign, date and return the proxy card promptly. This proxy card must be signed exactly as the name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign the full corporate name by a duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Mailed proxy cards must be received no later than March 9, 2015 to be counted for the Annual Meeting.

If you vote over the Internet or by telephone, please do not mail your card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M80583-P58638

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HOVNANIAN ENTERPRISES, INC.

Proposals to be voted on at our Annual Meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends that you vote FOR each of the nominees listed in proposal 1 and FOR proposals 2 and 3.

Vote on Directors

1. Election of directors.

Nominees:

	For	Against	Abstain
1a) Ara K. Hovnanian	☐	☐	☐
1b) Robert B. Coutts	☐	☐	☐
1c) Edward A. Kangas	☐	☐	☐
1d) Joseph A. Marengi	☐	☐	☐
1e) Vincent Pagano Jr.	☐	☐	☐
1f) J. Larry Sorsby	☐	☐	☐
1g) Stephen D. Weinroth	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Vote on Proposals

	For	Against	Abstain
2. Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2015.	☐	☐	☐
3. Approval, in a non-binding advisory vote, of the compensation of our named executive officers.	☐	☐	☐

Please mark, sign, date and return the proxy card promptly. This proxy card must be signed exactly as the name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign the full corporate name by a duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Shares of Class B Common Stock held in nominee name will be entitled to ten votes per share only if your mailed proxy card is received not less than 3 nor more than 20 business days prior to March 10, 2015.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M80585-P58638

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HOVNANIAN ENTERPRISES, INC.

Proposals to be voted on at our Annual Meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends that you vote FOR each of the nominees listed in proposal 1 and FOR proposals 2 and 3.

Vote on Directors

1. Election of directors.

Nominees:

	For	Against	Abstain
1a) Ara K. Hovnanian	☐	☐	☐
1b) Robert B. Coutts	☐	☐	☐
1c) Edward A. Kangas	☐	☐	☐
1d) Joseph A. Marengi	☐	☐	☐
1e) Vincent Pagano Jr.	☐	☐	☐
1f) J. Larry Sorsby	☐	☐	☐
1g) Stephen D. Weinroth	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ **Yes** ☐ **No**

Vote on Proposals

	For	Against	Abstain
2. Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2015.	☐	☐	☐
3. Approval, in a non-binding advisory vote, of the compensation of our named executive officers.	☐	☐	☐

Please mark, sign, date and return the proxy card promptly. This proxy card must be signed exactly as the name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign the full corporate name by a duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

HOVNANIAN ENTERPRISES, INC.
ANNUAL MEETING FOR HOLDERS AS OF 1/9/15
TO BE HELD ON 3/10/15

Your vote is important. Thank you for voting.

Read the Proxy Statement and have the voting instruction form below at hand.

To vote by Mail

1) Check the appropriate boxes on the voting instruction form below.
2) Sign and date the voting instruction form.
3) Return the voting instruction form in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M80595-P58256

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting. The following materials are available at www.proxyvote.com: Notice and Proxy Statement and Annual Report

The Board of Directors recommends you vote FOR each of the nominees listed in proposal 1 and FOR proposals 2 and 3.

1. Election of directors.

Nominees:	For	Against	Abstain
1a) Ara K. Hovnanian	☐	☐	☐
1b) Robert B. Coutts	☐	☐	☐
1c) Edward A. Kangas	☐	☐	☐
1d) Joseph A. Marengi	☐	☐	☐
1e) Vincent Pagano Jr.	☐	☐	☐
1f) J. Larry Sorsby	☐	☐	☐
1g) Stephen D. Weinroth	☐	☐	☐

PLEASE "X" HERE ONLY IF YOU PLAN TO ATTEND THE MEETING AND VOTE THESE SHARES IN PERSON ☐

	For	Against	Abstain
2. Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2015.	☐	☐	☐
3. Approval, in a non-binding advisory vote, of the compensation of our named executive officers.	☐	☐	☐

By signing below, the undersigned certifies that (A) with respect to ______ of the shares represented by this voting instruction card, the undersigned has been the beneficial owner of such shares continuously since the date of their issuance or is a Permitted Transferee (as defined in paragraph (a)(4)(A) of paragraph FOURTH of the Company's Restated Certificate of Incorporation) of any such beneficial owner and (B) with respect to the remaining ______ shares represented by this voting instruction card, the undersigned has not been the beneficial owner of such shares continuously since the date of their issuance nor is the undersigned a Permitted Transferee of any such beneficial owner.

If no certification is made, it will be deemed that all shares of Class B Common Stock represented by this voting instruction card have not been held continuously, since the date of issuance, for the benefit or account of the same beneficial owner of such shares or any Permitted Transferee.

Please mark, sign, date and return the voting instruction card promptly using the enclosed envelope. This voting instruction card must be signed exactly as the name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date